NUVEEN MUNICIPAL MARKET OPPORTUNITY

FUND, INC.



CHARTER No. 60 - 121



STATEMENT ESTABLISHING AND FIXING THE

RIGHTS AND PREFERENCES OF

VARIABLE RATE DEMAND PREFERRED SHARES

 ( VRDP )


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<c>Table of Contents

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DESIGNATION OF SERIES 1 VRDP	4

DEFINITIONS	4

PART I	18

1.	Number of Authorized Shares.	18

2.	Dividends.	18

(a)	Ranking.	18

(b)	Cumulative Cash Dividends.	18

(c)	Dividends Cumulative from Date of Original Issue.	18

(d)	Dividend Payment Dates and Adjustment Thereof.	18

(e)	Applicable Rates and Calculation of Dividends.	19

(f)	Curing a Failure to Deposit.	20

(g)	Dividend Payments by Fund to Tender and Paying Agent.	20

(h)	Tender and Paying Agent as Trustee of Dividend Payments by Fund.	21

(i)	Dividends Paid to Holders.	21

(j)	Dividends Credited Against Earliest Accumulated But Unpaid Dividends.	21

(k)	Dividends Designated as Exempt-Interest Dividends.	21

3.	Gross-Up Payments.	21

4.	Designation of Special Rate Periods.	21

(a)	Length of and Preconditions for Special Rate Period.	21

(b)	Adjustment of Length of Special Rate Period.	22

(c)	Notice of Proposed Special Rate Period.	22

(d)	Notice of Special Rate Period.	22

(e)	Failure to Deliver Notice of Special Rate Period.	23

5.	Voting Rights.	23

(a)	One Vote Per VRDP Share.	23

(b)	Voting for Additional Directors.	24

(c)	Holders of VRDP to Vote on Certain Other Matters.	24

(d)	Board May Take Certain Actions Without Shareholder Approval.	26

(e)	Voting Rights Set Forth Herein are Sole Voting Rights.	26

(f)	No Preemptive Rights or Cumulative Voting.	26

(g)	Voting for Directors Sole Remedy for Funds Failure to Pay Dividends.	26

(h)	Holders Entitled to Vote.	26

6.	Minimum VRDP Asset Coverage.	26

7.	VRDP Basic Maintenance Amount.	26

8.	Restrictions on Dividends and Other Distributions.	27

(a)	Dividends on Preferred Shares Other Than VRDP.	27

(b)	Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act.	27

(c)	Other Restrictions on Dividends and Other Distributions.	27

9.	Rating Agency Restrictions.	28

10.	Redemption.	28

(a)	Optional Redemption.	28

(b)	Mandatory Redemption.	29

(c)	Notice of Redemption.	32

(d)	No Redemption Under Certain Circumstances.	32

(e)	Absence of Funds Available for Redemption.	32

(f)	Tender and Paying Agent as Trustee of Redemption Payments by Fund.	33

(g)	Deposit with the Tender and Paying Agent; Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding.	33

(h)	Compliance With Applicable Law.	33

(i)	Only Whole VRDP Shares May Be Redeemed.	33

(j)	Modification of Redemption Procedures.	33

11.	Liquidation Rights.	34

(a)	Ranking.	34

(b)	Distributions Upon Liquidation.	34

(c)	Pro Rata Distributions.	34

(d)	Rights of Junior Shares.	34

(e)	Certain Events Not Constituting Liquidation.	34

12.	Purchase Obligation.	34

13.	Miscellaneous.	36

(a)	Amendment of or Supplements to this Statement.	36

(b)	No Fractional Shares.	36

(c)	Status of VRDP Shares Redeemed, Exchanged or Otherwise Acquired by the Fund.	36

(d)	Purchase Obligation Part of VRDP Shares.	36

(e)	Treatment of VRDP Shares as Stock.	36

(f)	Board May Resolve Ambiguities.	36

(g)	Headings Not Determinative.	36

(h)	Notices.	36

PART II	37

1.	Remarketing Procedures.	37

2.	Remarketing Schedule.	38

3.	Determination of Applicable Rate.	40

4.	Failed Remarketing Condition.	41

5.	Purchase of VRDP Shares by Remarketing Agent.	41

6.	Notification of Allocations.	41

7.	Transfers.	41

8.	Global Certificate.	42

9.	Terms of Certain Agreements.	42




NUVEEN MUNICIPAL MARKET OPPORTUNITY FUND, INC.


STATEMENT ESTABLISHING AND FIXING THE
RIGHTS AND PREFERENCES OF
VARIABLE RATE DEMAND PREFERRED SHARES

(the  Statement )

       NUVEEN MUNICIPAL MARKET
       OPPORTUNITY FUND, INC., a Minnesota
       corporation (the  Fund ), hereby certifies that:

       FIRST: Pursuant to authority expressly vested in the Board of Directors of the Fund by the Fifth Article of the Funds Articles of Incorporation (which, as hereafter restated or amended from time to time, are herein called the Articles ), the Executive Committee of the Board of Directors, acting pursuant to authority delegated to it by the full Board of Directors by resolution duly adopted by the Board of Directors on December 8, 2009, has, by committee resolution duly adopted on March 29, 2010, designated out of the 1,000,000 shares of preferred stock, $.01 par value per share, authorized for issuance under such Fifth Article, 50,000 shares of preferred stock, $.01 par value per share, as Variable Rate Demand Preferred Shares (
       VRDP ). The VRDP may be issued in one or more series, as designated and authorized by the Board of Directors or a duly authorized committee thereof from time to time (each series of VRDP that may be authorized and issued, a Series ).

       SECOND: The preferences (including liquidation preference), voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each Series of Variable Rate Demand Preferred Shares are as follows or as set forth in an amendment or supplement hereto or in a separate statement (each such Series being referred to herein as a Series of VRDP, and shares of all such Series being referred to herein individually as a VRDP Share and collectively as VRDP Shares ):

DESIGNATION OF SERIES 1 VRDP

       Series 1: A series of up to 25,000 shares of preferred stock, par value $.01 per share, liquidation preference $100,000 per share, is hereby authorized and designated Series 1 Variable Rate Demand Preferred Shares, also referred to herein as Series 1 VRDP or Series 1 VRDP Shares or generally as VRDP or
       VRDP Shares.   Each share of Series 1 VRDP shall be
       issued on a date determined by the Board of Directors of the Fund or pursuant to their delegated authority;
       have an Applicable Rate equal to the sum of 0.15% per annum plus the Securities Industry and Financial
       Markets Association ( SIFMA ) Municipal Swap
       Index, published at 3:00 p.m., New York City time, on Wednesday, March 31, 2010, or 0.44% per annum, if the SIFMA Municipal Swap Index is not so published for the Initial Rate Period from, and including, the Date of Original Issue to, and including, April 7, 2010 and an initial Dividend Payment Date of May 3, 2010;
       and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or as set forth in the Articles, as set forth in Part I and II of this Statement. The Series 1 VRDP shall constitute a separate series of preferred stock of the Fund and each share of Series 1 VRDP shall be identical. Except as otherwise provided with respect to any additional Series of VRDP, the terms and conditions of this Statement apply to each Series of VRDP.

       The number of Series 1 Variable Rate Demand
       Preferred Shares which the Board of Directors has initially authorized for issuance is 3,509. The Board of Directors may, from time to time, authorize the issuance of additional shares of Series 1 Variable Rate
       Demand Preferred Shares, up to the maximum number specified in the preceding paragraph.

DEFINITIONS

       The following terms shall have the following meanings
       (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

              (a)  Agent Member  means a Person
with an account at the Securities Depository that holds one or more VRDP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Remarketing Agent and the Tender and Paying Agent with respect to such Beneficial Owner.

              (b)  Alternate VRDP Purchase
Agreement  means any agreement with a successor Liquidity
Provider replacing the VRDP Purchase
Agreement (or any replacement therefor)
upon its termination in accordance with its terms and containing a Purchase Obligation substantially identical to the Purchase
Obligation therein as determined by the Fund.

              (c)  Applicable Base Rate  means (i)
with respect to a Rate Period of fewer than 49 days, the greater of (a) the SIFMA Municipal
Swap Index or (b) the LIBOR
Rate, and (ii) with respect to a Rate Period of 49 or more days, the LIBOR Rate.

              (d)  Applicable Percentage  shall have
the meaning set forth in the definition of the Maximum Rate.

              (e)  Applicable Rate  means the
dividend rate per annum on any VRDP Shares for a Rate Period determined as set forth in paragraph (e)(i) of Section 2 of Part I of this Statement or in the definition of Maximum
Rate.

              (f)  Applicable Rate Determination
means each periodic operation of the process of determining the Applicable Rate for the VRDP Shares for a Subsequent Rate Period, as provided in the Remarketing Agreement and Part II of this Statement.

              (g)  Applicable Spread  means, in
connection with the Maximum Rate for any Rate Period (and subject to adjustment as described in the definition of Maximum Rate)
(i) when there is not a Failed Remarketing
Condition, 200 basis points (2.00%), and (ii) while a Failed Remarketing Condition has occurred or is continuing, 200 basis points
(2.00%) (up to 59 days of a continued Failed
Remarketing Condition), 225 basis points
(2.25%) (60 days but fewer than 90 days of a continued Failed Remarketing Condition),
250 basis points (2.50%) (90 days but fewer than 120 days of a continued Failed
Remarketing Condition), 275 basis points
(2.75%) (120 days but fewer than 150 days of a continued Failed Remarketing Condition),
300 basis points (3.00%) (150 days but fewer than 180 days of a continued Failed
Remarketing Condition), and 400 basis points
(4.00%) (180 days or more of a continued
Failed Remarketing Condition); provided, that, if at any time when the Applicable
Spread is 225 basis points (2.25%), 250 basis points (2.50%), 275 basis points (2.75%), 300 basis points (3.00%) or 400 basis points
(4.00%) the Failed Remarketing Condition no longer exists due to the successful remarketing of all Purchased VRDP Shares, such Applicable Spread of 225 basis points
(2.25%), 250 basis points (2.50%), 275 basis
points (2.75%), 300 basis points (3.00%) or 400 basis points (4.00%) will continue to be the Applicable Spread in connection with the Maximum Rate in effect for each Rate Period commencing with the first Subsequent Rate
Period after the Failed Remarketing Condition no longer exists through and including the first Subsequent Rate Period ending on or after the 45th day after the day the Failed
Remarketing Condition no longer exists;
provided further, that (i) if a new Failed
Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 225 basis points (2.25%), the date such new Failed Remarketing Condition occurs will be deemed to be the 60th day of a continued Failed Remarketing Condition, (ii) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 250 basis points
(2.50%), the date such new Failed
Remarketing Condition occurs will be
deemed to be the 90th day of a continued
Failed Remarketing Condition, (iii) if a new
Failed Remarketing Condition occurs prior to the end of such period and the Applicable
Spread is then 275 basis points (2.75%), the date such new Failed Remarketing Condition occurs will be deemed to be the 120th day of a continued Failed Remarketing Condition,
(iv) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 300 basis points
(3.00%), the date such new Failed
Remarketing Condition occurs will be
deemed to be the 150th day of a continued
Failed Remarketing Condition, and (v) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 400 basis points
(4.00%), the date such new Failed
Remarketing Condition occurs will be
deemed to be the 180th day of a continued
Failed Remarketing Condition, in each case, solely for purposes of determining the Applicable Spread.

              (h)  Articles  means the Articles of
Incorporation of the Fund, and all
amendments thereto, as filed with the
Secretary of State of the State of Minnesota.

              (i)  Beneficial Owner  means a Person
in whose name VRDP Shares are recorded as beneficial owner of such VRDP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, an Agent Member or securities intermediary, as the case may be, or such Persons subrogee, including the Liquidity Provider to the extent it is at any time the Beneficial Owner of VRDP Shares
(irrespective of any assignment or transfer by the Liquidity Provider of its voting rights).

              (j)  Board of Directors  means the
Board of Directors of the Fund or any duly authorized committee thereof.

              (k)  Business Day  means a day (a) other
than a day on which commercial banks in The
City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock
Exchange is not closed.

              (l)  Code  means the Internal Revenue
Code of 1986, as amended.

              (m)  Common Shares  means the shares
of common stock, par value $.01 per share, of the Fund.

              (n)  Cure Date  means the VRDP Basic
Maintenance Cure Date or the Minimum
VRDP Asset Coverage Cure Date, as the case may be.

              (o)  Custodian  means a bank, as
defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Fund as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

              (p)  Date of Original Issue,  with
respect to shares of a Series of VRDP, means the date on which the Fund initially issued such shares.

              (q)  Deposit Securities  means, as of
any date, any United States dollar-
denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(1)	cash or any cash equivalent;

(2)	any U.S. Government Security;

(3)	any Municipal Obligation that has a
credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal
Obligations with substantially similar terms as of the date of this Statement (or such ratings future equivalent), including (A) any such Municipal Obligation that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Obligation that qualifies as an eligible security under Rule 2a-
7 under the 1940 Act;

(4)	any investment in any money market
fund registered under the 1940 Act that
qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Obligations or U.S. Government Securities or any combination thereof; or

(5) any letter of credit from a bank or
other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of this Statement (or such ratings future equivalent).

              (r)  Discounted Value,  as of any
Valuation Date, means, (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor, (ii) (a) with respect to a Moodys Eligible Asset that is not currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of the Market Value thereof divided by the applicable Moodys Discount Factor, or (b) with respect to a Moodys Eligible Asset that is currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of (1) the lesser of the Market Value or call price thereof, including any call premium, divided by (2) the applicable Moodys
Discount Factor, and (iii) with respect to any Other Rating Agency, as set forth in the Other
Rating Agency Guidelines.

              (s)  Dividend Payment Date,  except as
otherwise provided in paragraph (d) of
Section 2 of Part I of this Statement, means the date that is the first Business Day of each calendar month on which dividends on shares of Series 1 VRDP are paid to Holders.

              (t)  Dividend Period,  with respect to
shares of a Series of VRDP, means the period from, and including, the Date of Original
Issue of shares of such Series to, but
excluding, the initial Dividend Payment Date for shares of such Series and any period thereafter from, and including, one Dividend
Payment Date for shares of such Series to, but excluding, the next succeeding Dividend
Payment Date for shares of such series.

              (u)  Effective Leverage Ratio  shall
have the meaning set forth in the VRDP Fee
Agreement.

              (v)  Effective Leverage Ratio Cure
Period shall have the meaning set forth in the VRDP Fee Agreement.

              (w)  Electronic Means  means email
transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone
(promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent, shall be sent by such means as set forth in Section
7.02 of the Tender and Paying Agent
Agreement or as specified in the related notice.

              (x)  Exchange Act  means the U.S.
Securities Exchange Act of 1934, as
amended.

              (y)  Extraordinary Corporate Event
means as to the Liquidity Provider, (i) the consolidation, amalgamation with, or merger with or into or the transfer of all or substantially all of the Liquidity Providers assets to another entity, or (ii) the dissolution, for any reason, of the Liquidity Provider other than in connection with the consolidation, amalgamation with, or merger with or into another entity or the transfer of all or substantially all of the Liquidity Providers assets; provided, however, that with respect to
(i) above, an Extraordinary Corporate Event does not include any of the listed occurrences where (x) the surviving entity, or transferee of all or substantially all of the Liquidity
Providers assets, (a) assumes all of the obligations of the Liquidity Provider under the terms of the VRDP Purchase Agreement and (b) has short-term debt ratings in one of the two highest rating categories from the Requisite NRSROs or such other short-term debt ratings as may be required for the VRDP
Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act and (y) the
Liquidity Provider has provided notice in writing to the Fund confirming the information described in (x) at least 10 days prior to the scheduled date of the applicable listed occurrence in (i) above.

              (z)  Failed Remarketing Condition
means a Failed Remarketing Condition-
Purchased VRDP Shares or a Failed
Remarketing Condition-Unpurchased
VRDP Shares.

              (aa)  Failed Remarketing Condition-
Purchased VRDP Shares  means that the
Liquidity Provider acquires and continues to be the beneficial owner for federal income tax purposes of any VRDP Shares in connection with purchases made pursuant to the Purchase
Obligation (whether as a result of an
unsuccessful Remarketing or a Mandatory
Purchase) on any Purchase Date including
VRDP Shares the Liquidity Provider
continues to be the beneficial owner of for federal income tax purposes after the expiration or termination of the VRDP
Purchase Agreement.

              (bb)  Failed Remarketing Condition-
Purchased VRDP Shares Redemption
means redemption by the Fund, at a
Redemption Price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed by the Board of Directors for redemption, of VRDP Shares that the Liquidity Provider shall have acquired pursuant to the Purchase Obligation and continued to be the beneficial owner of for federal income tax purposes for a period of six months during which such VRDP
Shares cannot be successfully remarketed
(i.e., a Failed Remarketing Condition-
Purchased VRDP Shares shall have occurred and be continuing for such period of time with respect to such VRDP Shares), determined by the Fund on a first-in, first-out basis, in accordance with and subject to the provisions of the VRDP Fee Agreement and this Statement.

              (cc)  Failed Remarketing Condition-
Unpurchased VRDP Shares  means that a
Beneficial Owner (other than the Liquidity
Provider or its affiliates) continues to hold
VRDP Shares, that were subject to a valid
Tender, after any Purchase Date as a result of the failure by the Liquidity Provider for any reason to purchase such VRDP Shares pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) ( Unpurchased VRDP
Shares ), until such time as all Outstanding
Unpurchased VRDP Shares are (i)
successfully Remarketed, (ii) purchased by the Liquidity Provider pursuant to the Purchase Obligation, or (iii) if not successfully Remarketed or purchased by the Liquidity Provider pursuant to the Purchase
Obligation, the subject of a validly tendered
Notice of Revocation (or any combination of the foregoing); and any Unpurchased VRDP
Shares shall be deemed tendered for
Remarketing until the earliest to occur of the foregoing events (i), (ii) or (iii) with respect to such Unpurchased VRDP Shares.

              (dd)   Failure to Deposit  means, with
respect to shares of a Series of VRDP, a failure by the Fund to pay to the Tender and Paying Agent, not later than 12:00 noon, New
York City time, (A) on the Business Day
immediately preceding any Dividend
Payment Date for shares of such Series, in funds available on such Dividend Payment
Date in The City of New York, New York,
the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such Series or (B) on the Business Day immediately preceding any redemption date in funds available on such redemption date for shares of such Series in The City of New
York, New York, the Redemption Price to be paid on such redemption date for any share of such Series after Notice of Redemption is provided pursuant to paragraph (c) of Section
10 of Part 1 of this Statement; provided, however, that the foregoing clause (B) shall not apply to the Funds failure to pay the Redemption Price in respect of VRDP Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

              (ee)  Final Notice of Purchase  means,
in connection with an Optional Tender or a Mandatory Tender, a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members, in the case of an Optional Tender, or Holders, in the case of a Mandatory Tender, if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Purchase Date indicating the number of VRDP Shares to be purchased on such date pursuant to the Purchase
Obligation, or, in connection with a
Mandatory Purchase, the Mandatory Purchase
Notice delivered by the Fund or the Tender and Paying Agent on behalf of the Fund.

              (ff)  Gross-up Payment  means payment
to a Beneficial Owner of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Beneficial Owner to which such Gross-up
Payment relates, would cause such Beneficial
Owners dividends in dollars (after regular federal income tax consequences) from the aggregate of such Taxable Allocations and the related Gross-up Payment to be equal to the dollar amount of the dividends which would have been received by such Beneficial Owner if the amount of such aggregate Taxable
Allocations would have been excludable from the gross income of such Beneficial Owner.

              Such Gross-up Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Beneficial Owner of VRDP Shares is subject to the federal alternative minimum tax with respect to dividends received from the Fund; and (iii) assuming that each Taxable Allocation and each Gross-up Payment
              (except to the extent such Gross-up Payment is designated as an exempt-interest dividend under Section 852(b)(5) of the Code or successor provisions) would be taxable in the hands of each Beneficial Owner of VRDP
              Shares at the maximum marginal regular
              federal individual income tax rate applicable to ordinary income or net capital gains, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains, as applicable, whichever is greater, in effect at the time such Gross-up Payment is made.

              (gg)  Holder  means a Person in whose
name a VRDP Share is registered in the
registration books of the Fund maintained by the Tender and Paying Agent.

              (hh)  Initial Rate Period,  with respect to
Series 1 VRDP Shares, means the period
commencing on and including the Date of
Original Issue thereof and ending on, and including, April 7, 2010, the next succeeding
Wednesday, as set forth under Designation above.

              (ii)  Investment Adviser  shall mean
Nuveen Asset Management, or any successor company or entity.

              (jj)  Late Charge  shall have the
meaning specified in paragraph (e)(i)(C) of
Section 2 of Part I of this Statement.

              (kk)  LIBOR Dealer  means Morgan
Stanley & Co. Incorporated and such other dealer or dealers as the Fund from time to time may appoint or in lieu of any thereof, their respective affiliates and successors.

              (ll)  LIBOR Rate  means, on any Rate
Determination Date, (i) the rate for deposits in U.S. dollars for the designated Rate Period, which appears on Reuters display page
LIBOR01 ( Page LIBOR01 ) (or such other
page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m. London time, on the day that is the London Business
Day preceding the Rate Determination Date
(the LIBOR Determination Date ), or (ii) if such rate does not appear on Page LIBOR01 or such other page as may replace such Page
LIBOR01, (A) the LIBOR Dealer shall
determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated
Rate Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m.
(London time) on such date made by such
LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, LIBOR Rate shall equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, the LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR
Dealer (after obtaining the Funds approval) are quoting on the relevant LIBOR
Determination Date for deposits in U.S.
dollars for the designated Rate Period in an amount determined by the LIBOR Dealer
(after obtaining the Funds approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute
LIBOR Dealer or Substitute LIBOR Dealers selected by the Fund to provide such rate or rates not being supplied by the LIBOR
Dealer; provided further, that if the LIBOR
Dealer and Substitute LIBOR Dealers are
required but unable to determine a rate in accordance with at least one of the procedures provided above, the LIBOR Rate shall be the LIBOR Rate as determined on the previous
Rate Determination Date. If the number of days in a Rate Period shall be (i) seven or more but fewer than 21 days, such rate shall be the seven-day LIBOR Rate; (ii) 21 or more but fewer than 49 days, such rate shall be the one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days such rate shall be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate shall be the five-month LIBOR rate; (vii) 168 or more but fewer than 189 days, such rate shall be six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate shall be the seven-month LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate; (xi) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (xiii) 343 or more but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.

              (mm)  Liquidation Preference,  with
respect to a given number of VRDP Shares, means $100,000 times that number.

              (nn)  Liquidity Account Investments
means Deposit Securities or any other
security or investment owned by the Fund that is rated at least investment grade by each NRSRO then rating such security or investment.

              (oo)  Liquidity Provider  means any
entity in such capacity pursuant to a VRDP
Purchase Agreement, initially, Deutsche Bank
AG, acting through its New York Branch.

              (pp)  Liquidity Provider Ratings Event
means the Liquidity Provider shall fail to maintain at any time short-term debt ratings in one of the two highest ratings categories from the Requisite NRSROs or such other short-term debt ratings as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act.

              (qq)  Liquidity Provider Ratings Event
Termination Date  means the date
established by the Tender and Paying Agent, acting upon instructions of the Fund pursuant to the Tender and Paying Agent Agreement, for termination of the VRDP Purchase
Agreement upon the occurrence of a Liquidity
Provider Ratings Event, which date shall be not less than 16 days nor more than 30 days following such Liquidity Provider Ratings
Event.

              (rr)  London Business Day  means any
day on which commercial banks are generally open for business in London.

              (ss)  Mandatory Purchase  means the
mandatory purchase of Outstanding VRDP
Shares by the Liquidity Provider pursuant to the VRDP Purchase Agreement in connection with a Mandatory Purchase Event.

              (tt)  Mandatory Purchase Date  means
the Purchase Date for a Mandatory Purchase in accordance with this Statement and the VRDP Purchase Agreement.

              (uu)  Mandatory Purchase Event
means, (i) in connection with the termination of the VRDP Purchase Agreement due to its expiration as of a Scheduled Termination
Date, by the fifteenth day prior to any such Scheduled Termination Date, (a) the Liquidity
Provider shall not have agreed to an extension or further extension of the Scheduled
Termination Date to a date not earlier than 364 days from the Scheduled Termination
Date of the VRDP Purchase Agreement then in effect, and (b) the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Purchase
Agreement with a termination date not earlier than 364 days from the Scheduled
Termination Date of the VRDP Purchase
Agreement being replaced, or (ii) in
connection with the termination of the VRDP
Purchase Agreement due to a Liquidity
Provider Ratings Event or Related Party
Termination Event, by the fifteenth day prior to the Liquidity Provider Ratings Event
Termination Date or Related Party
Termination Date, as the case may be, the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate
VRDP Purchase Agreement with a
termination date not earlier than 364 days from the Liquidity Provider Ratings Event
Termination Date or Related Party
Termination Date, as the case may be, of the VRDP Purchase Agreement being replaced.
The Mandatory Purchase Event shall be
deemed to occur on such fifteenth day prior to any Scheduled Termination Date, Liquidity
Provider Ratings Event Termination Date or
Related Party Termination Date, as the case may be.

              (vv)  Mandatory Purchase Notice
  means, in connection with the Mandatory
Purchase of VRDP Shares, a notice delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider specifying a Mandatory
Purchase Date.

              (ww)  Mandatory Tender,  with respect
to a Mandatory Tender Event, means the
mandatory tender of all VRDP Shares by
Holders for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted
Remarketing, VRDP Shares remain unsold
and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing
Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity
Provider at the Purchase Price  pursuant to
Section 1 of Part II of this Statement and the VRDP Purchase Agreement.

              (xx)  Mandatory Tender Event  means
(a) each failure by the Fund to make a
scheduled payment of dividends on a
Dividend Payment Date; (b) the occurrence of a Liquidity Provider Ratings Event (which shall constitute a single Mandatory Tender
Event upon the occurrence of such Liquidity
Provider Ratings Event, whether or not
continuing and whether or not such Liquidity
Provider Ratings Event also results in a Mandatory Purchase Event; provided that, a subsequent Liquidity Provider Ratings Event, following restoration of the short-term debt ratings to the requisite level, shall constitute a new Mandatory Tender Event); (c) with the prior written consent of the Liquidity Provider with respect to its classification as a Mandatory Tender Event, each failure by the Fund to pay the Liquidity Provider the applicable fee due in advance under the terms of the VRDP Fee Agreement by seven
Business Days prior to the beginning of the month to which such payment relates; (d) the eighth day prior to the scheduled date of the occurrence of an Extraordinary Corporate
Event; (e) the Fund shall have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Purchase Agreement by the fifteenth day prior to the Scheduled
Termination Date, Liquidity Provider Ratings
Event Termination Date or Related Party
Termination Date, as the case may be, of the VRDP Purchase Agreement being replaced;
(f) the Fund shall have provided a Notice of Proposed Special Rate Period in accordance with this Statement; or (g) in the event of a breach by the Fund of its Effective Leverage
Ratio covenant with the Liquidity Provider in the VRDP Fee Agreement and the failure to cure such breach within 60 days from the date of such breach (which 60-day period would include the Effective Leverage Ratio Cure
Period), to the extent that the Liquidity
Provider (in its sole discretion) thereafter provides written notice to the Fund that the failure to timely cure such breach constitutes a Mandatory Tender Event (subject to the
Fund curing such breach prior to the delivery date of such notice from the Liquidity
Provider).

              (yy)  Mandatory Tender Notice  means,
in connection with the Mandatory Tender of VRDP Shares, a notice delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity
Provider specifying a Mandatory Tender
Event and Purchase Date.

              (zz)  Market Value  of any asset of the
Fund means the market value thereof
determined by an independent third-party pricing service designated from time to time by the Board of Directors. Market Value of any asset shall include any interest accrued thereon. The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating;
indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine valuations.

              (aaa)  Maximum Rate,  for shares of a
Series of VRDP on any Rate Determination
Date or in respect of the occurrence of a Failed Remarketing Condition for shares of such series, means the Applicable Percentage of the Applicable Base Rate plus the Applicable Spread. The Maximum Rate for shares of a Series of VRDP will depend on the long-term rating assigned to the VRDP
Shares, the length of the Rate Period and whether or not the Fund has given notification prior to the Applicable Rate Determination for the Rate Period pursuant to Section 6 of
Part II hereto that any ordinary income or capital gains will be included in the dividend on VRDP Shares for that Rate Period. The
Applicable Percentage of the Applicable Base
Rate is as follows:

<c>Long-Term*
Ratings
<c>Applicable Percentage of
Applicable Base Rate-No
 Notification
Moodys

S&P

Aa3 to Aaa

AA- to AAA
100%
Baa3 to A1

BBB- to A+
110%
Below Baa3

Below BBB-
135%
____________

* And/or the equivalent ratings of an Other Rating
 Agency then rating the VRDP Shares utilizing the lower of the ratings of the Rating Agencies then rating the VRDP Shares.


              provided, however, that in the event the Fund has given notification prior to the Applicable Rate Determination for the Rate Period pursuant to Section 6 of Part II hereof that any ordinary income and capital gains will be included in the dividend on VRDP Shares for that Rate Period, the Applicable Percentage in the foregoing table shall be divided by the quantity 1 minus the maximum marginal regular federal personal income tax rate applicable to ordinary income or the maximum marginal regular federal corporate income tax rate applicable to ordinary income, whichever is greater.

              The Applicable Percentage as so determined and the Applicable Spread may be subject to upward (and if previously adjusted upward, subsequent downward) adjustment as provided in the Remarketing Agreement, provided, that, notwithstanding any provision to the contrary in the Remarketing
              Agreement, the Maximum Rate is equal to or higher than the rates determined as set forth above, and immediately following any such increase, the Fund would be in compliance with the Minimum VRDP Asset Coverage and the VRDP Basic Maintenance Amount in the Rating Agency Guidelines. Furthermore, in the event of Special Rate Periods of greater than 364 days, the Maximum Rate may be subject to upward adjustment as provided in the Remarketing Agreement, provided, that, notwithstanding any provision to the contrary in the Remarketing Agreement, immediately following any such increase, the Fund would be in compliance with the Minimum VRDP
              Asset Coverage and the VRDP Basic
              Maintenance Amount.

              A Maximum Rate in effect in respect of a Failed Remarketing Condition will continue to be the Applicable Rate (i) until the first day of the next succeeding Subsequent Rate
              Period after a Failed Remarketing Condition no longer exists in the case of a Minimum
              Rate Period or a Special Rate Period of 28
              Rate Period Days or fewer, and (ii) until the first day of the next succeeding Dividend
              Period after a Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than 28 Rate Period Days.

              Notwithstanding any provision to the contrary in the Remarketing Agreement, in no event shall the Maximum Rate exceed 15%;
              provided, however, that in the event the Fund has given notification prior to the Applicable Rate Determination for the Rate Period pursuant to Section 6 of Part II hereof that any ordinary income or capital gains will be included in the dividend on VRDP Shares for that Rate Period, the Maximum Rate shall not exceed 15% divided by the quantity 1 minus the maximum marginal regular federal personal income tax rate applicable to ordinary income or the maximum marginal regular federal corporate income tax rate applicable to ordinary income, whichever is greater.

              (bbb)  Minimum Rate Period  means any
Rate Period consisting of seven Rate Period
Days, as adjusted to reflect any changes when the regular day that is a Rate Determination
Date is not a Business Day.

              (ccc)  Minimum VRDP Asset Coverage
means asset coverage, as defined in Section
18(h) of the 1940 Act as of the date of the VRDP Fee Agreement with such changes thereafter as agreed with the prior written consent of the Liquidity Provider, of at least
200% or such higher percentage as required and specified in the VRDP Fee Agreement, but, in any event, not more than 250%, with respect to all outstanding senior securities of the Fund which are stock, including all Outstanding VRDP Shares (or, in each case, if higher, such other asset coverage as may in the future be specified in or under the 1940
Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

              (ddd)  Minimum VRDP Asset Coverage
Cure Date, with respect to the failure by the Fund to maintain the Minimum VRDP Asset
Coverage (as required by Section 6 of Part I of this Statement) as of the last Business Day of each month, means the tenth Business Day of the following month.

              (eee)  Moodys  means Moodys Investors
Service, a Delaware corporation, and its successors.

              (fff)  Moodys Discount Factor  means
the discount factors set forth in the Moodys
Guidelines for use in calculating the
Discounted Value of the Funds assets in
connection with Moodys ratings of VRDP
Shares.

              (ggg)  Moodys Eligible Assets  means
assets of the Fund set forth in the Moodys
Guidelines as eligible for inclusion in
calculating the Discounted Value of the Funds assets in connection with Moodys ratings of VRDP Shares.

              (hhh)  Moodys Guidelines  means the
guidelines, as may be amended from time to time, in connection with Moodys ratings of VRDP Shares.

              (iii)  Municipal Obligations  means
municipal securities as described in the Offering Memorandum.

              (jjj)  1940 Act  means the Investment
Company Act of 1940, as amended.

              (kkk)  Notice of Proposed Special Rate
Period means any notice with respect to a proposed Special Rate Period of VRDP
Shares pursuant to paragraph (c) of Section 4 of Part I of this Statement.

              (lll)  Notice of Purchase  means, as the
context requires, a Preliminary Notice of Purchase or a Final Notice of Purchase, in each case, substantially in the form attached to the VRDP Purchase Agreement.

              (mmm)  Notice of Redemption  means any
notice with respect to the redemption of VRDP Shares pursuant to paragraph (c) of
Section 10 of Part I of this Statement.

              (nnn)  Notice of Revocation  means, in
connection with the revocation by a
Beneficial Owner or its Agent Member of its Notice of Tender, a notice, substantially in the form attached to the Tender and Paying Agent
Agreement, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to revoke the tender of some or all of the VRDP
Shares for sale on a Purchase Date pursuant to
Section 1 of Part II of this Statement.

              (ooo)  Notice of Special Rate Period
means any notice with respect to a Special
Rate Period of VRDP Shares pursuant to
paragraph (d)(i) of Section 4 of Part I of this Statement.

              (ppp)  Notice of Tender  means, in
connection with an Optional Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement, delivered by a Beneficial Owner or its Agent
Member to the Tender and Paying Agent,
indicating an intention to tender VRDP
Shares for sale on a Purchase Date pursuant to
Section 1 of Part II of this Statement.

              (qqq)  NRSRO  means a  nationally
recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that is not an affiliated person
(as defined in Section 2(a)(3) of the 1940 Act) of the Fund or the Liquidity Provider, including, at the date hereof, Moodys and S&P.

              (rrr)  Offering Memorandum  means the
offering memorandum in respect of the Funds offering of Series 1 VRDP Shares, dated
March 29, 2010, as amended, revised or
supplemented from time to time, including in connection with any Remarketing, if applicable.

              (sss)  Optional Tender  means any tender
of VRDP Shares by a Beneficial Owner or its Agent Member to the Tender and Paying
Agent, other than a Mandatory Tender, for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase
Date, or (ii) pursuant to an attempted
Remarketing VRDP Shares remain unsold
and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided that the Remarketing
Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity
Provider pursuant to Section 1 of Part II of this Statement and the VRDP Purchase
Agreement.

              (ttt)  Other Rating Agency  means each
NRSRO, if any, other than Moodys or S&P
then providing a rating for the VRDP Shares pursuant to the request of the Fund.

              (uuu)  Other Rating Agency Eligible
Assets means assets of the Fund set forth in the Other Rating Agency Guidelines as eligible for inclusion in calculating the Discounted Value of the Funds assets in connection with Other Rating Agency ratings of VRDP Shares.

              (vvv)  Other Rating Agency Guidelines
 means the guidelines provided by each Other
Rating Agency, as may be amended from
time to time, in connection with the Other
Rating Agencys rating of VRDP Shares.

              (www)  Outstanding  means, as of any date
with respect to VRDP Shares of any Series, the number of shares of such Series theretofore issued by the Fund except, without duplication, (i) any shares of such Series theretofore cancelled or delivered to the Tender and Paying Agent for cancellation or redeemed by the Fund, (ii) any share with respect to which the Fund has given a Notice of Redemption and irrevocably deposited with the Tender and Paying Agent sufficient
Deposit Securities to redeem such VRDP
Shares, pursuant to Section 10 of Part I of this Statement, (iii) any shares of such Series as to which the Fund shall be a Beneficial Owner, and (iv) any shares of such Series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund; provided, however, with respect to clause (ii), any such VRDP Share will be deemed to be Outstanding for purposes of the VRDP Purchase Agreement until redeemed by the Fund.

              (xxx)  Person  means and includes an
individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

              (yyy)  Preferred Shares  mean the shares
of preferred stock of the Fund, and includes the VRDP Shares.

              (zzz)  Preliminary Notice of Purchase
shall have the meaning specified in paragraph
(b) of Section 2 of Part II of this Statement.

              (aaaa)  Purchase Date,  with respect to any
purchase of VRDP Shares, means (i) in
connection with an Optional Tender, the date specified in a Notice of Tender, which date shall be no earlier than the seventh day (or, if such day is not a Business Day, the next succeeding Business Day) following delivery to the Tender and Paying Agent of the Notice of Tender, (ii) in connection with a Mandatory Tender, the date specified in the Mandatory Tender Notice (or, if such day is not a Business Day, the next succeeding
Business Day), subject to the immediately succeeding sentence below, or (iii) in connection with a Mandatory Purchase, the Mandatory Purchase Date specified in the Mandatory Purchase Notice (or, if such day is not a Business Day, the next succeeding
Business Day). The Purchase Date in respect of a Mandatory Tender Event shall be not later than seven days following the date a Mandatory Tender Notice is sent to Holders by Electronic Means; provided, that: (A) the Purchase Date in connection with the failure of the Fund to pay the applicable fee to the Liquidity Provider may not be later than the last Business Day of the month such payment was due; (B) the Purchase Date in connection with the occurrence of an Extraordinary
Corporate Event may not be later than the Business Day immediately preceding the occurrence of the Extraordinary Corporate
Event (and, if no earlier Purchase Date is specified in a Mandatory Tender Notice with respect to such Extraordinary Corporate
Event, the Business Day immediately
preceding the occurrence of the Extraordinary
Corporate Event shall be deemed to be the Purchase Date irrespective of the failure to have given or sent a Mandatory Tender
Notice); (C) the Purchase Date in connection with the Fund obtaining an Alternate VRDP
Purchase Agreement may not be later than the Business Day immediately preceding the termination of the VRDP Purchase
Agreement; and (D) the Purchase Date in
connection with a Notice of Proposed Special
Rate Period may not be later than the first day of such proposed Special Rate Period.

              (bbbb)  Purchase Obligation  means the
unconditional and irrevocable obligation of the Liquidity Provider during the term and pursuant to the terms of the VRDP Purchase
Agreement to purchase Outstanding VRDP
Shares on any Purchase Date at the Purchase
Price from Beneficial Owners, in the case of any Optional Tender, and Holders, in the case of any Mandatory Tender, in each case following delivery of a Notice of Purchase with respect to such VRDP Shares, and Holders, in the case of any Mandatory
Purchase.

              (cccc)  Purchase Price  means an amount
equal to the Liquidation Preference of any VRDP Shares to be purchased on a Purchase
Date, plus any accumulated but unpaid
dividends thereon (whether or not earned or declared), if any, to, but excluding, the relevant Purchase Date.

              (dddd)  Purchased VRDP Shares  means
all VRDP Shares purchased by the Liquidity
Provider pursuant to the VRDP Purchase
Agreement, so long as such VRDP Shares are owned by the Liquidity Provider.

              (eeee)   Rate Determination Date  means,
with respect to any Series of VRDP Shares, the last day of a Rate Period for such Series, or if such day is not a Business Day, the next succeeding Business Day; provided, however, that the next succeeding Rate Determination
Date will be the day of the week that is the regular Rate Determination Date if such day is a Business Day.

              (ffff)  Rate Period,  with respect to shares
of a Series of VRDP, means the Initial Rate
Period and any Subsequent Rate Period,
including any Special Rate Period, of shares of such Series.

              (gggg)  Rate Period Days,  for any Rate
Period, means the number of days that would constitute such Rate Period but for the application of paragraph (d) of Section 2 of
Part I of this Statement or paragraph (b) of
Section 4 of Part I of this Statement.

              (hhhh)  Rating Agency  means each of
Moodys (if Moodys is then rating VRDP
Shares), S&P (if S&P is then rating VRDP
Shares), and any Other Rating Agency.

              (iiii)  Rating Agency Certificate  has the
meaning specified in paragraph (b) of Section
7 of Part I of this Statement.

              (jjjj)  Rating Agency Guidelines  means
Moodys Guidelines, S&P Guidelines and any
Other Rating Agency Guidelines.

              (kkkk)  Redemption Price  means the
applicable redemption price specified in paragraph (a) or (b) of Section 10 of Part I of this Statement.

              (llll)  Reference Banks  means four major
banks in the London interbank market
selected by the Remarketing Agent or its affiliates or successors or such other party as the Fund may from time to time appoint.

              (mmmm)  Related Party  means a related
party for purposes of Section 267(b) or
Section 707(b) of the Code, as such
provisions may be amended from time to
time.

              (nnnn)  Related Party Termination Date
means the effective date of the Related Party
Termination Event.

              (oooo)  Related Party Termination Event
means termination of the VRDP Purchase
Agreement by its terms as of the Related
Party Termination Date in the event of the Liquidity Provider becoming a Related Party of the Fund other than through the acquisition of VRDP Shares pursuant to the terms of the VRDP Purchase Agreement.

              (pppp)  Remarketing  means the
remarketing of VRDP Shares by the
Remarketing Agent on behalf of Beneficial
Owners thereof pursuant to an Optional
Tender or on behalf of the Holders thereof pursuant to a Mandatory Tender, as provided in the Remarketing Agreement and Part II of this Statement.

              (qqqq)  Remarketing Agent  means the
entity appointed as such by a resolution of the Board of Directors and any additional or successor companies or entities appointed by the Board of Directors which have entered into a Remarketing Agreement with the Fund.

              (rrrr)  Remarketing Agreement  means
the agreement among the Fund, the
Investment Adviser and the Remarketing
Agent, which provides, among other things, that the Remarketing Agent will follow the Applicable Rate Determination procedures for purposes of determining the Applicable Rate for shares of a Series of VRDP and the Remarketing Procedures.

              (ssss)  Remarketing Notice  shall have the
meaning specified in paragraph (b) of Section
2 of Part II of this Statement.

              (tttt)  Remarketing Procedures  means
the procedures for conducting Remarketings set forth in Part II of this Statement.

              (uuuu)  Requisite NRSROs  means (i) any
two NRSROs that have issued a rating with respect to a security or class of debt obligations of an issuer; or (ii) if only one
NRSRO has issued a rating with respect to such security or class of debt obligations of an issuer at the time a purchaser Acquires (as such term is defined in Rule 2a-7 under the 1940 Act) the security, that NRSRO.

              (vvvv)  S&P  means Standard & Poors
Ratings Services, a division of The McGraw-
Hill Companies, Inc., a New York
corporation, and its successors.

              (wwww)  S&P Discount Factor  means the
discount factors set forth in the S&P
Guidelines for use in calculating the
Discounted Value of the Funds assets in
connection with S&P ratings of VRDP
Shares.

              (xxxx)  S&P Eligible Assets  means assets
of the Fund set forth in the S&P Guidelines as eligible for inclusion in calculating the Discounted Value of the Funds assets in connection with S&P ratings of VRDP
Shares.

              (yyyy)  S&P Guidelines  means the
guidelines, as may be amended from time to time, in connection with S&P ratings of VRDP Shares.

              (zzzz)  Scheduled Termination Date
means March 30, 2012, or any succeeding
date to which the term of the VRDP Purchase
Agreement is extended.

              (aaaaa)  SEC  means the Securities and
Exchange Commission.

              (bbbbb)  Securities Act  means the Securities
 Act of 1933, as amended.

              (ccccc)  Securities Depository  means The
Depository Trust Company, New York, New
York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the VRDP Shares.

              (ddddd)  SIFMA Municipal Swap Index
means on any Rate Determination Date the Securities Industry and Financial Markets
Association Municipal Swap Index, produced and made available by Municipal Market
Data as of 3:00 p.m., New York City time, on the Rate Determination Date.

              (eeeee)  Special Optional Tender
Provisions shall have the meaning specified in paragraph (g) of Section 1 of Part II of this Statement.

              (fffff) Special Rate Period, with respect to shares of a Series of VRDP, shall have the meaning specified in paragraph (a) of Section
4 of Part I of this Statement.

              (ggggg)  Special Redemption Provisions
shall have the meaning specified in paragraph
(a)(i) of Section 10 of Part I of this Statement.

              (hhhhh) Statement shall have the meaning specified on the first page of this Statement.

              (iiiii)  Subsequent Rate Period,  with
 respect to shares of a Series of VRDP, means the period from, and including, the first day following the Initial Rate Period of shares of such Series to, and including, the next Rate
Determination Date for shares of such Series and any period thereafter from, and including, the first day following a Rate Determination
Date for shares of such Series to, and
including, the next succeeding Rate
Determination Date for shares of such Series;
provided, however, that if any Subsequent
Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on, and including, the last day of the last Dividend Period thereof; except for Special Rate Periods, each Subsequent Rate
Period will be a Minimum Rate Period.

              (jjjjj)  Substitute LIBOR Dealer  means
any LIBOR Dealer selected by the Fund;
provided that none of such entities shall be an existing LIBOR Dealer.

              (kkkkk) Taxable Allocation shall have the meaning specified in paragraph (a) of Section
3 of Part I of this Statement.

              (lllll) Tender means an Optional Tender or Mandatory Tender, as applicable.

              (mmmmm)  Tender and Paying Agent
 means The Bank of New York Mellon, or
any successor Person, which has entered into an agreement with the Fund to act in such capacity as the Funds tender agent, transfer agent, registrar, dividend disbursing agent, paying agent and redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to each Series of VRDP Shares.

              (nnnnn)  Tender and Paying Agent
Agreement  means the agreement between
the Fund and the Tender and Paying Agent pursuant to which The Bank of New York
Mellon, or any successor, acts as Tender and Paying Agent.

              (ooooo)  U.S. Government Securities
means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United
States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

              (ppppp)  Valuation Date  means, for
purposes of determining whether the Fund is maintaining the VRDP Basic Maintenance
Amount, each Business Day commencing
with the Date of Original Issue.

              (qqqqq)  Voting Period  shall have the
meaning specified in paragraph (b)(i) of
Section 5 of Part I of this Statement.

              (rrrrr)  VRDP Basic Maintenance
Amount, as of any Valuation Date, shall have the meaning set forth in the Rating
Agency Guidelines.

              (sssss)  VRDP Basic Maintenance Cure
Date, with respect to the failure by the Fund to satisfy the VRDP Basic Maintenance
Amount (as required by paragraph (a) of
Section 7 of Part I of this Statement) as of a given Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines, but in no event shall it be longer than 10 calendar days following such Valuation Date.

              (ttttt)  VRDP Basic Maintenance Report
shall have the meaning set forth in the Rating
Agency Guidelines.

              (uuuuu)  VRDP Fee Agreement  means the
VRDP Fee Agreement, dated March 31, 2010, between the Fund and the Liquidity Provider, as amended, modified or supplemented from time to time or any similar agreement with a successor Liquidity Provider.

              (vvvvv)  VRDP Purchase Agreement
means the agreement, dated March 31, 2010, between the Liquidity Provider and the Tender and Paying Agent, as amended, modified or supplemented, or any Alternate
VRDP Purchase Agreement.

PART I
PART II
       1. Number of Authorized Shares.

              The initial number of authorized shares
              constituting Series 1 VRDP is as set forth above under the title Designation.

       2. Dividends.

              (a) Ranking.

              The shares of a Series of VRDP shall rank on a parity with each other, with shares of any other Series of VRDP and with shares of any other Series of Preferred Shares as to the payment of dividends by the Fund.

              (b) Cumulative Cash Dividends.

              The Holders of VRDP Shares of any Series shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor in accordance with the Articles and applicable law, cumulative cash dividends at the Applicable
              Rate for shares of such series, determined as set forth in paragraph (e) of this Section 2, and no more (except to the extent set forth in Section 3 of Part I of this Statement and
              Section 6 of Part II of this Statement), payable on the Dividend Payment Dates with respect to shares of such Series determined pursuant to paragraph (d) of this Section 2. Holders of VRDP Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on VRDP
              Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on VRDP
              Shares which may be in arrears, and no
              additional sum of money shall be payable in respect of such arrearage, except that the Fund shall pay as a supplemental dividend a Late Charge (as defined below in paragraph
              (e)(i)(C) of this Section 2) on account of a Failure to Deposit, if any, in respect of each day during the period commencing on the day a Failure to Deposit occurs through and including the day immediately preceding the earlier of (i) the day the Failure to Deposit is cured and (ii) the third Business Day next succeeding the day on which the Failure to Deposit occurred.

              (c) Dividends Cumulative from Date of Original Issue.

              Dividends on VRDP Shares of any Series
              shall be declared daily and accumulate at the Applicable Rate for shares of such Series from the Date of Original Issue thereof.

              (d) Dividend Payment Dates and Adjustment Thereof.

              The Dividend Payment Date with respect to shares of a Series of VRDP shall be the first
              Business Day of each calendar month;
              provided, however, that:

              (i) notwithstanding the
foregoing, the Fund in its discretion
may establish more frequent
Dividend Payment Dates than
monthly in respect of any Minimum
Rate Period, and the Dividend
Payment Date for the Dividend
Period prior to the commencement of
a Special Rate Period shall be the
Business Day immediately preceding
the first day of such Special Rate
Period; and

              (ii) notwithstanding the
foregoing, the Fund in its discretion
may establish the Dividend Payment
Dates in respect of any Special Rate
Period of shares of a Series of VRDP
consisting of more than seven Rate
Period Days; provided, however, that
such dates shall be set forth in the
Notice of Proposed Special Rate
Period and Notice of Special Rate
Period relating to such Special Rate
Period, as delivered to the
Remarketing Agent, which Notice of
Proposed Special Rate Period and
Notice of Special Rate Period shall
be filed with the Secretary of the
Fund; and further provided that (1)
any such Dividend Payment Date
shall be a Business Day and (2) the
last Dividend Payment Date in
respect of such Special Rate Period
shall be the Business Day
immediately following the last day
thereof, as such last day is
determined in accordance with
paragraph (b) of Section 4 of Part I
of this Statement.

              (e) Applicable Rates and Calculation of Dividends.

              (i) Applicable Rates.  The
dividend rate on VRDP Shares of
any Series during the period from
and after the Date of Original Issue
of shares of such Series to and
including the last day of the Initial
Rate Period of shares of such Series
shall be equal to the rate per annum
set forth with respect to the shares of
such Series under  Designation
above.  Except for Special Rate
Periods, each Subsequent Rate
Period will be a Minimum Rate
Period.  For each Subsequent Rate
Period of shares of such Series
thereafter, the dividend rate on
shares of such Series shall be equal
to the rate per annum that results
from the Applicable Rate
Determination for shares of such
Series on the Rate Determination
Date immediately preceding such
Subsequent Rate Period; provided,
however, that:

              (A) if an Applicable
Rate Determination for any
such Subsequent Rate
Period is not held for any
reason other than as
described below, the
dividend rate on shares of
such Series for such
Subsequent Rate Period will
be adjusted to the
Maximum Rate for shares
of such Series on the Rate
Determination Date
therefor;

              (B) in the event of a
Failed Remarketing
Condition, the Applicable
Rate as of the close of
business on the day the
Failed Remarketing
Condition first occurs will
be adjusted to the
Maximum Rate (with the
Applicable Spread subject
to adjustment as set forth in
the definition of Applicable
Spread), and the Maximum
Rate will continue to be the
Applicable Rate (i)  until
the first day of the next
succeeding Subsequent Rate
Period after a Failed
Remarketing Condition no
longer exists in the case of a
Minimum Rate Period or a
Special Rate Period of 28
Rate Period Days or fewer,
and (ii) until the first day of
the next succeeding
Dividend Period after a
Failed Remarketing

Condition no longer exists
in the case of a Special Rate
Period of greater than 28
Rate Period Days;

              (C) if any Failure to
Deposit shall have occurred
with respect to shares of
such Series during any
Dividend Period thereof,
but, prior to 12:00 noon,
New York City time, on the
third Business Day next
succeeding the date on
which such Failure to
Deposit occurred, such
Failure to Deposit shall
have been cured in
accordance with paragraph
(f) of this Section 2, and the
Fund shall have paid to the
Tender and Paying Agent as
a late charge ( Late Charge
), daily supplemental
dividends equal in the
aggregate to the sum of (1)
if such Failure to Deposit
consisted of the failure
timely to pay to the Tender
and Paying Agent the full
amount of dividends with
respect to any Dividend
Period of the shares of such
series, an amount computed
by multiplying (x) the
Applicable Rate for the
Rate Period during which
such Failure to Deposit
occurs on the Dividend
Payment Date for such
Dividend Period plus 2.00%
by (y) a fraction, the
numerator of which shall be
the number of days for
which such Failure to
Deposit has not been cured in accordance with paragraph (f) of this Section
2 (including the day such
Failure to Deposit occurs
and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate
Liquidation Preference of
the outstanding shares of
such Series (with the
amount for each individual
day that such Failure to
Deposit occurs or continues
uncured being declared as a
supplemental dividend on
that day) and (2) if such
Failure to Deposit consisted
of the failure timely to pay
to the Tender and Paying
Agent the Redemption Price
of the shares, if any, of such
Series for which Notice of
Redemption has been
provided by the Fund
pursuant to paragraph (c) of
Section 10 of Part I of this
Statement, an amount
computed by multiplying,
(x) for the Rate Period
during which such Failure
to Deposit occurs on the
redemption date, the
Applicable Rate plus 2.00%
by (y) a fraction, the
numerator of which shall be
the number of days for
which such Failure to
Deposit is not cured in
accordance with paragraph
(f) of this Section 2
(including the day such
Failure to Deposit occurs
and excluding the day such
Failure to Deposit is cured)
and the denominator of
which shall be 360, and
applying the rate obtained
against the aggregate
Liquidation Preference of
the outstanding shares of
such Series to be redeemed
(with the amount for each
individual day that such
Failure to Deposit occurs or
continues uncured being
declared as a supplemental
dividend on that day), and if
a Rate Determination Date
occurs on the date on which
such Failure to Deposit
occurred or on either of the
two Business Days
succeeding that date, and
the Failure to Deposit has
not been cured on such Rate
Determination Date in
accordance with paragraph
(f) of this Section 2, no
Applicable Rate
Determination will be held
in respect of shares of such
Series for the Subsequent
Rate Period relating to such
Rate Determination Date
and the dividend rate for
shares of such Series for
such Subsequent Rate
Period will be the
Maximum Rate for shares
of such Series on the Rate
Determination Date for
such Subsequent Rate
Period; or

              (D) if any Failure to
Deposit shall have occurred
with respect to shares of
such Series during any
Dividend Period thereof,
and, prior to 12:00 noon,
New York City time, on the
third Business Day next
succeeding the date on
which such Failure to
Deposit occurred, such
Failure to Deposit shall not
have been cured in
accordance with paragraph
(f) of this Section 2 or the
Fund shall not have paid the
applicable Late Charge to
the Tender and Paying
Agent, no Applicable Rate
Determination will occur in
respect of shares of such
Series for the first
Subsequent Rate Period
thereof thereafter (or for
any Rate Period thereof
thereafter to and including
the Rate Period during
which (1) such Failure to
Deposit is cured in
accordance with paragraph
(f) of this Section 2 and (2)
the Fund pays the
applicable Late Charge to
the Tender and Paying
Agent, in each case no later
than 12:00 noon, New York
City time, on the fourth
Business Day prior to the
end of such Rate Period),
and the dividend rate for
shares of such Series for
each such Subsequent Rate
Period shall be a rate per
annum equal to the
Maximum Rate for shares
of such Series on the Rate
Determination Date for
such Subsequent Rate
Period (but with the
prevailing rating for shares
of such Series, for purposes
of determining such
Maximum Rate, being
deemed to be  below
Baa3/BBB- ).

              Each dividend rate determined in accordance with this paragraph (e)(i) of Section 2 of Part
              I of this Statement shall be an  Applicable
              Rate.

              (ii) Calculation of Dividends.
The amount of dividends per share
payable on shares of a Series of
VRDP on any Dividend Payment
Date shall be computed by
multiplying the Applicable Rate for
shares of such Series for each Rate
Period in effect for such Dividend
Period or Dividend Periods or part
thereof for which dividends have not
been paid by a fraction, the
numerator of which shall be the
number of days in such Dividend
Period or Dividend Periods or part
thereof for which each Applicable
Rate is in effect and the denominator
of which shall be the actual number
of days in the year (365 or 366), and
applying each rate obtained against
$100,000.

              (f) Curing a Failure to Deposit.

              A Failure to Deposit with respect to shares of a Series of VRDP shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Fund to make the required payment to the Tender and Paying
              Agent) with respect to any Dividend Period of shares of such Series if, within the respective time periods described in paragraph (e)(i) of this Section 2, the Fund shall have paid to the Tender and Paying Agent (A) all accumulated but unpaid dividends on shares of such Series and (B) without duplication, the Redemption Price for shares, if any, of such Series for which Notice of Redemption has been provided by the Fund pursuant to paragraph (c) of Section 10 of Part I of this Statement; provided, however, that the foregoing clause (B) shall not apply to the Funds failure to pay the Redemption
              Price in respect of VRDP Shares when the related Redemption Notice provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

              (g) Dividend Payments by Fund to Tender and Paying Agent.

              In connection with each Dividend Payment
              Date for shares of a series of VRDP Shares, the Fund shall pay to the Tender and Paying Agent, not later than 12:00 noon, New York
              City time, on the earlier of (i) the third
              Business Day next succeeding the Rate
              Determination Date immediately preceding the Dividend Payment Date and (ii) the
              Business Day immediately preceding the
              Dividend Payment Date, an aggregate amount of Deposit Securities equal to the dividends to be paid to all Holders of shares of such Series on such Dividend Payment Date, or as otherwise provided for and in connection with designation of a Special Rate Period. If an aggregate amount of funds equal to the dividends to be paid to all Holders of shares of such Series on such Dividend Payment
              Date are not available in New York, New
              York, by 12:00 noon, New York City time, on the Business Day immediately preceding such Dividend Payment Date, the Tender and
              Paying Agent will notify the Liquidity
              Provider by Electronic Means of such fact prior to the close of business on such day.

              (h) Tender and Paying Agent as
Trustee of Dividend Payments by Fund.

              All Deposit Securities paid to the Tender and Paying Agent for the payment of dividends shall be held in trust for the payment of such dividends by the Tender and Paying Agent for the benefit of the Holders specified in paragraph (i) of this Section 2. Any moneys paid to the Tender and Paying Agent in accordance with the foregoing but not applied by the Tender and Paying Agent to the payment of dividends will, to the extent permitted by law, be repaid to the Fund as soon as possible after the date on which such moneys were so to have been applied upon request of the Fund.

              (i) Dividends Paid to Holders.

              Each dividend on VRDP Shares shall be
              declared daily to the Holders thereof at the close of business on each such day and paid on each Dividend Payment Date to the Holders thereof at the close of business on the day immediately preceding such Dividend
              Payment Date.  In connection with any
              transfer of VRDP Shares, the transferor as Beneficial Owner of VRDP Shares shall be deemed to have agreed pursuant to the terms of the VRDP Shares to transfer to the transferee the right to receive from the Fund any dividends declared and unpaid for each day prior to the transferee becoming the Beneficial Owner of the VRDP Shares in exchange for payment of the Purchase Price for such VRDP Shares by the transferee.

              (j) Dividends Credited Against
Earliest Accumulated But Unpaid
Dividends.

              Any dividend payment made on VRDP
              Shares that is insufficient to cover the entire amount of dividends payable shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Fund on such date, not exceeding 15 days be fixed by the Board of Directors.

              (k) Dividends Designated as Exempt-Interest Dividends.

              Dividends on VRDP Shares shall be
              designated as exempt-interest dividends up to the amount of tax-exempt income of the Fund, to the extent permitted by, and for purposes of, Section 852 of the Code.

       3. Gross-Up Payments.

              Holders of VRDP Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends in an amount equal to the aggregate Gross-up Payments as follows:

              (a) If the Fund allocates any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VRDP Shares without either having given advance notice thereof to the Remarketing Agent or simultaneously increasing such dividend payment by an additional amount, both as provided in
Section 6 of Part II of this Statement (such allocation being referred to herein as a Taxable Allocation ), the Fund shall, prior to the end of the calendar year in which such dividend was paid, provide notice thereof to the Remarketing Agent and direct the Tender and Paying Agent to send such notice with a Gross-up Payment to the Holder that was entitled to such dividend payment during such calendar year at such Holders address as the same appears or last appeared on the record books of the Fund.

              (b) The Fund shall not be required to
make Gross-up Payments with respect to any net capital gains or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund.

       4. Designation of Special Rate Periods.

              (a) Length of and Preconditions for
Special Rate Period.

              The Fund, at its option, may designate any succeeding Subsequent Rate Period of shares of a Series of VRDP as a Special Rate Period consisting of a specified number of Rate
              Period Days evenly divisible by seven and not more than 1,820, subject to adjustment as provided in paragraph (b) of this Section 4. A designation of a Special Rate Period shall be effective only if (A) it is permitted by applicable law and the Articles, (B) notice thereof shall have been given in accordance with paragraph (c) and paragraph (d)(i) of this
              Section 4, (C) no VRDP Shares of any Series are owned by the Liquidity Provider pursuant to the Purchase Obligation on either the Rate Determination Date for such proposed Special Rate Period or on the first day of such Special Rate Period and full cumulative dividends and any amounts due with respect to redemptions payable prior to such date have been paid in full, and (D) if any Notice of Redemption shall have been provided by the Fund pursuant to paragraph (c) of Section 10 of
              Part I of this Statement with respect to any shares of such Series, the Redemption Price with respect to such shares shall have been deposited with the Tender and Paying Agent.
              In the event the Fund wishes to designate any succeeding Subsequent Rate Period for shares of a Series of VRDP as a Special Rate Period consisting of more than 28 Rate Period Days, the Fund shall notify Moodys (if Moodys is then rating such series) and S&P (if S&P is then rating such series) in advance of the commencement of such Subsequent Rate
              Period that the Fund wishes to designate such Subsequent Rate Period as a Special Rate
              Period and shall provide Moodys (if Moodys is then rating such series) and S&P (if S&P is then rating such series) with such documents as either may request.

              (b) Adjustment of Length of Special
Rate Period.

              In the event the Fund wishes to designate a Subsequent Rate Period as a Special Rate Period, but the day that would otherwise be the last day of such Special Rate Period is not a Wednesday that is a Business Day in the case of a Series of VRDP designated as Series 1 Variable Rate Demand Preferred
              Shares , then the Special Rate Period shall end on the next Business Day and the succeeding Subsequent Rate Period will end on the following Wednesday.

              (c) Notice of Proposed Special Rate
 Period.

              If the Fund proposes to designate any
              succeeding Subsequent Rate Period of shares of a Series of VRDP as a Special Rate Period pursuant to paragraph (a) of this Section 4, not less than 20 (or such lesser number of days as may be agreed to from time to time by the Remarketing Agent) nor more than 30 days prior to the date the Fund proposes to designate as the first day of such Special Rate Period (which shall be such day that would otherwise be the first day of a Minimum Rate Period), notice ( Notice of Proposed Special Rate Period ) shall be mailed by the Fund by first-class mail, postage prepaid, to the Holders of shares of such series with copies provided to the Tender and Paying Agent, the Liquidity Provider and the Remarketing
              Agent. Each such notice shall state (A) that the Fund may exercise its option to designate a succeeding Subsequent Rate Period of shares of such Series as a Special Rate Period, specifying the first day thereof, (B) that the Fund will, by 11:00 a.m., New York City time, on the second Business Day immediately preceding such date (or by such later time or date, or both, as may be agreed to by the Remarketing Agent) notify the Remarketing Agent of either (x) its determination, subject to certain conditions, to exercise such option, or (y) its determination not to exercise such option, (C) the Rate Determination Date immediately prior to the first day of such Special Rate Period, (D) that such Special Rate Period shall not commence if (1) any VRDP Shares of any Series are owned by the Liquidity Provider pursuant to the Purchase Obligation on either the Rate Determination Date for such proposed Special Rate Period or on the first day of such Special Rate Period, or (2) full cumulative dividends or any amounts due with respect to redemptions payable prior to such Rate Determination Date have not been paid in full, (E) the scheduled Dividend Payment
              Dates for shares of such Series during such Special Rate Period, (F) the Special
              Redemption Provisions, if any, applicable to shares of such Series in respect of such Special Rate Period and (G) the Special
              Optional Tender Provisions, if any, applicable to shares of such Series in respect of such Special Rate Period.

              (d) Notice of Special Rate Period.

              No later than 11:00 a.m., New York City
              time, on the second Business Day
              immediately preceding the first day of any proposed Special Rate Period of shares of a Series of VRDP as to which notice has been given as set forth in paragraph (c) of this
              Section 4 (or such later time or date, or both, as may be agreed to by the Remarketing
              Agent), the Fund shall deliver to the
              Remarketing Agent and the Liquidity
              Provider either:

              (i) a notice ( Notice of Special
Rate Period ) stating (A) that the
 Fund has determined to designate
the next succeeding Rate Period of
shares of such Series as a Special
Rate Period, specifying the same and
the first day thereof, (B) the Rate
Determination Date immediately
prior to the first day of such Special
Rate Period, (C) that such Special
Rate Period shall not commence
 if (1) any VRDP Shares of any
Series are owned by the Liquidity
Provider pursuant to the Purchase
Obligation on either such Rate
Determination Date or on the first
day of such Special Rate Period,
 or (2) full cumulative dividends or
any amounts due with respect to
redemptions payable prior to such
Rate Determination Date have not
been paid in full, (D) the scheduled
Dividend Payment Dates for shares
of such Series during such Special
Rate Period, (E) the Special
Redemption Provisions, if any,
applicable to shares of such Series in
respect of such Special Rate Period
and (F) the Special Optional Tender
Provisions, if any, applicable to
shares of such Series in respect of
such Special Rate Period, such notice
to be accompanied by a VRDP Basic
Maintenance Report showing that, as
of the third Business Day
immediately preceding such
proposed Special Rate Period,
Moodys Eligible Assets (if Moodys
is then rating such Series) and S&P
Eligible Assets (if S&P is then rating
such Series) each have an aggregate
Discounted Value at least equal to
the VRDP Basic Maintenance
Amount as of such Business Day
(assuming for purposes of the
foregoing calculation that (a) the
Maximum Rate is the Maximum
Rate on such Business Day as if such
Business Day were the Rate
Determination Date for the proposed
Special Rate Period, and (b) the
Moodys Discount Factors applicable
to Moodys Eligible Assets are
determined by reference to the first
Exposure Period (as defined in the
Moodys Guidelines) longer than the
Exposure Period then applicable to
the Fund, as described in the Moodys
Guidelines); or

              (ii) a notice stating that the
Fund has determined not to exercise
its option to designate a Special Rate
Period of shares of such Series and
that the next succeeding Rate Period
of shares of such Series shall be a
Minimum Rate Period.

              (e) Failure to Deliver Notice of Special
Rate Period.

              If the Fund fails to deliver either of the notices described in paragraphs (d)(i) or
              (d)(ii) of this Section 4 (and, in the case of the notice described in paragraph (d)(i) of this
              Section 4, a VRDP Basic Maintenance Report to the effect set forth in such paragraph (if either Moodys or S&P is then rating the Series in question)) with respect to any designation of any proposed Special Rate
              Period to the Remarketing Agent and the
              Liquidity Provider by 11:00 a.m., New York
              City time, on the second Business Day
              immediately preceding the first day of such proposed Special Rate Period (or by such later time or date, or both, as may be agreed to by the Remarketing Agent and the Liquidity
              Provider), the Fund shall be deemed to have delivered a notice to the Remarketing Agent and the Liquidity Provider with respect to such Special Rate Period to the effect set forth in paragraph (d)(ii) of this Section 4. In the event the Fund delivers to the Remarketing
              Agent and the Liquidity Provider a notice described in paragraph (d)(i) of this Section 4, it shall file a copy of such notice with the

              Secretary of the Fund, and the contents of such notice shall be binding on the Fund. In the event the Fund delivers to the Remarketing Agent and the Liquidity
              Provider a notice described in paragraph
              (d)(ii) of this Section 4, the Fund will provide Moodys (if Moodys is then rating the Series in question) and S&P (if S&P is then rating the Series in question) a copy of such notice.

       5. Voting Rights.

              (a) One Vote Per VRDP Share.

              Except as otherwise provided in the Articles or as otherwise required by law, (i) each Holder of VRDP Shares shall be entitled to one vote for each VRDP Share held by such Holder on each matter submitted to a vote of shareholders of the Fund, and (ii) the holders of outstanding Preferred Shares, including each VRDP Share, and of Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including VRDP Shares, voting as a class, to the exclusion of the holders of all other securities and classes of stock of the Fund, shall be entitled to elect two directors of the Fund at all times, each Preferred Share, including each VRDP Share, entitling the holder thereof to one vote. Subject to paragraph (b) of this Section 5, the holders of outstanding Common Shares and Preferred Shares, including VRDP Shares, voting together as a single class, shall elect the balance of the directors.

              (b) Voting for Additional Directors.

              (i) Voting Period.  During any
period in which any one or more of
the conditions described in
subparagraphs (A) or (B) of this
paragraph (b)(i) shall exist (such
period being referred to herein as a
Voting Period ), the number of
directors constituting the Board of
Directors shall be automatically
increased by the smallest number
that, when added to the two directors
elected exclusively by the holders of
Preferred Shares, including VRDP
Shares, would constitute a majority
of the Board of Directors as so
increased by such smallest number;
and the holders of Preferred Shares,
including VRDP Shares, shall be
entitled, voting as a class on a one-
vote-per-share basis (to the exclusion
of the holders of all other securities
and classes of stock of the Fund), to
elect such smallest number of
additional directors, together with
the two directors that such holders
are in any event entitled to elect.  A
Voting Period shall commence:
              (ii)
              (A) if at the close of
business on any Dividend
Payment Date accumulated
dividends (whether or not
earned or declared) on any
outstanding Preferred
Shares, including VRDP
Shares, equal to at least two
full years dividends shall be
due and unpaid and
sufficient cash or specified
securities shall not have
been deposited with the
Tender and Paying Agent
for the payment of such
accumulated dividends; or

              (B) if at any time
holders of Preferred Shares
are entitled under the 1940
Act to elect a majority of
the directors of the Fund.

              Upon the termination of a Voting Period, the voting rights described in this paragraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph (b)(i).

              (iii) Notice of Special Meeting.
As soon as practicable after the
accrual of any right of the holders of
Preferred Shares to elect additional
directors as described in paragraph
(b)(i) of this Section 5, the Fund
shall call a special meeting of such
holders, and the Fund shall mail a
notice of such special meeting to
such holders, such meeting to be
held not less than 10 nor more than
20 days after the date of mailing of
such notice.  If a special meeting is
not called by the Fund, it may be
called by any such holder on like
notice.  The record date for
determining the holders entitled to
notice of and to vote at such special
meeting shall be the close of
business on the fifth Business Day
preceding the day on which such
notice is mailed.  At any such special
meeting and at each meeting of
holders of Preferred Shares held
during a Voting Period at which
directors are to be elected, such
holders, voting together as a class (to
the exclusion of the holders of all
other securities and classes of stock
of the Fund), shall be entitled to elect the number of directors prescribed in paragraph (b)(i) of this Section 5 on a one-vote-per-share basis.

              (iv) Terms of Office of
Existing Directors.  The terms of
office of all persons who are
directors of the Fund at the time of a
special meeting of Holders and
holders of other Preferred Shares to
elect directors shall continue,
notwithstanding the election at such
meeting by the Holders and such
other holders of other Preferred
Shares of the number of directors
that they are entitled to elect, and the persons so elected by the Holders and such other holders of other
Preferred Shares, together with the
two incumbent directors elected by
the Holders and such other holders of
other Preferred Shares and the
remaining incumbent directors
elected by the holders of the
Common Shares and Preferred
Shares, shall constitute the duly
elected directors of the Fund.

              (v) Terms of Office of Certain
Directors to Terminate Upon
Termination of Voting Period.
Simultaneously with the termination
of a Voting Period, the terms of
office of the additional directors
elected by the Holders and holders of
other Preferred Shares pursuant to
paragraph (b)(i) of this Section 5
shall terminate, the remaining
directors shall constitute the directors of the Fund and the voting rights of the Holders and such other holders to elect additional directors pursuant to paragraph (b)(i) of this Section 5 shall cease, subject to the provisions of the last sentence of paragraph
(b)(i) of this Section 5.

              (c) Holders of VRDP to Vote on
Certain Other Matters.

              (i) Increases in Capitalization
and Certain Amendments.  So long
as any VRDP Shares are
Outstanding, the Fund shall not,
without the affirmative vote or
consent of the Holders of at least a
majority of the VRDP Shares
outstanding at the time, in person or
by proxy, either in writing or at a
meeting, voting as a separate
class:  (a) authorize, create or issue
any class or Series of shares ranking
prior to or on a parity with VRDP
Shares with respect to the payment
of dividends or the distribution of
assets upon dissolution, liquidation
or winding up of the affairs of the
Fund, or authorize, create or issue
additional shares of any Series of
VRDP Shares (except that,
notwithstanding the foregoing, but
subject to the provisions of Section 9
of Part I of this Statement, the Board
of Directors, without the vote or
consent of the Holders of VRDP,
may from time to time authorize and
create, and the Fund may from time
to time issue additional shares of,
any Series of VRDP, or classes or
Series of Preferred Shares ranking on
a parity with VRDP Shares with
respect to the payment of dividends
and the distribution of assets upon
dissolution, liquidation or winding up of the affairs of the Fund), or (b) amend, alter or repeal the provisions of the Articles, or this Statement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of such VRDP Shares or the Holders thereof;
provided, however, that (i) none of
the actions permitted by the
exception to (a) above will be
deemed to affect such preferences,
rights or powers, (ii) a division of a
VRDP Share will be deemed to
affect such preferences, rights or
powers only if the terms of such
division adversely affect the Holders
of VRDP Shares and (iii) the
authorization, creation and issuance
of classes or Series of shares ranking
junior to VRDP Shares with respect
to the payment of dividends and the
distribution of assets upon
dissolution, liquidation or winding
up of the affairs of the Fund will be
deemed to affect such preferences,
rights or powers only if Moodys or
S&P is then rating VRDP Shares and
such issuance would, at the time
thereof, cause the Fund not to satisfy
the Minimum VRDP Asset Coverage
or the VRDP Basic Maintenance
Amount.  For purposes of the
foregoing, except as otherwise set
forth in this Statement, no matter
shall be deemed to materially and
adversely affect any right, preference
or power of the VRDP Shares or the
Holders thereof unless such
matter (i) alters or abolishes any
preferential right of such
series; (ii) creates, alters or abolishes any right in respect of redemption of such series; or (iii) creates or alters
(other than to abolish or to comply
with applicable law) any restriction
on transfer applicable to such series.
 So long as any VRDP Shares are
Outstanding, the Fund shall not,
without the affirmative vote or
consent of the Holders of at least 66
2/3% of the VRDP Shares
outstanding at the time, in person or
by proxy, either in writing or at a
meeting, voting as a separate class,
file a voluntary application for relief
under federal bankruptcy law or any
similar application under state law
for so long as the Fund is solvent and
does not foresee becoming insolvent.
If any action set forth above would
adversely affect the rights of one or
more Series (the  Affected Series ) of
VRDP in a manner different from
any other Series of VRDP, the Fund
will not approve any such action
without the affirmative vote or
consent of the Holders of at least a
majority of the shares of each such
Affected Series outstanding at the
time, in person or by proxy, either in
writing or at a meeting (each such
Affected Series voting as a separate
class).

              (ii) 1940 Act Matters.  Unless
a higher percentage is provided for in
the Articles, (A) the affirmative vote
of the Holders of at least a  majority
of the Outstanding Preferred Shares,
including VRDP Shares, Outstanding
at the time, voting as a separate
class, shall be required to approve
any conversion of the Fund from a
closed-end to an open-end
investment company and (B) the
affirmative vote of the Holders of a
majority of the Outstanding
Preferred Shares,  including VRDP
Shares, voting as a separate class,
shall be required to approve any plan
of reorganization (as such term is
used in the 1940 Act) adversely
affecting such shares.  The
affirmative vote of the Holders of a
majority of the Outstanding
Preferred Shares,  including VRDP
Shares, voting as a separate class,
shall be required to approve any
action not described in the first
sentence of this Section 5(c)(ii)
requiring a vote of security holders
of the Fund under Section 13(a) of
the 1940 Act.  For purposes of the
foregoing,  majority of the
Outstanding Preferred Shares
means (i) 67% or more of such
shares present at a meeting, if the
Holders of more than 50% of such
shares are present or represented by
proxy, or (ii) more than 50% of such
shares, whichever is less.  In the
event a vote of Holders of VRDP is
required pursuant to the provisions
of Section 13(a) of the 1940 Act, the
Fund shall, not later than 10
Business Days prior to the date on
which such vote is to be taken, notify
Moodys (if Moodys is then rating the
VRDP Shares) and S&P (if S&P is
then rating the VRDP Shares) that
such vote is to be taken and the
nature of the action with respect to
which such vote is to be taken.  The
Fund shall, not later than 10
Business Days after the date on
which such vote is taken, notify
Moodys (if Moodys is then rating the
VRDP Shares) of the results of such
vote.

              (d) Board May Take Certain Actions
Without Shareholder Approval.

              The Board of Directors, without the vote or consent of any holder of Preferred Shares, including any Series of VRDP, or any other shareholder of the Fund, may from time to time adopt, amend, alter or repeal any or all of the definitions contained herein, add covenants and other obligations of the Fund, or confirm the applicability of covenants and other obligations set forth herein, in connection with obtaining or maintaining the rating of any Rating Agency which is then rating the VRDP, and any such adoption, amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of Preferred Shares, including VRDP Shares, or the Holders thereof, provided that the Board of Directors receives written confirmation from such Rating Agency, as applicable (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another
              Rating Agencys rating of any Series of
              VRDP) that any such amendment, alteration or repeal would not adversely affect the rating then assigned by such Rating Agency.

              Notwithstanding anything herein to the
              contrary, the Rating Agency Guidelines, as they may be amended from time to time by the respective Rating Agency, will be reflected in a written document and may be amended by the respective Rating Agency without the vote, consent or approval of the Fund, the Board of Directors and any holder of shares of Preferred Shares, including any Series of VRDP, or any other shareholder of the Fund.

              Notwithstanding the foregoing, nothing in this
              Section 5 is intended in any way to limit the ability of (i) the Fund to make certain adjustments in the Remarketing Agreement as provided under the definition of Maximum
              Rate, subject to the limitations set forth in such definition, or (ii) the Board of Directors to amend or alter other provisions of this Statement, without the vote or consent of any holder of Preferred Shares, including any Series of VRDP, or any other shareholder of the Fund, as otherwise provided in this Statement.

              (e) Voting Rights Set Forth Herein
are Sole Voting Rights.

              Unless otherwise required by law, the Holders of VRDP Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

              (f) No Preemptive Rights or
Cumulative Voting.

              The Holders of VRDP Shares shall have no preemptive rights or rights to cumulative voting.

              (g) Voting for Directors Sole Remedy
for Funds Failure to Pay Dividends.

              In the event that the Fund fails to pay any dividends on the VRDP Shares, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this Section 5.

              (h) Holders Entitled to Vote.

              For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Statement, by the other provisions of the Articles, by statute or otherwise, no Holder shall be entitled to vote any VRDP Share and no VRDP Share shall be deemed to be outstanding for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been provided as set forth in paragraph (c) of
              Section 10 of Part I of this Statement and
              Deposit Securities in an amount equal to the Redemption Price for the redemption of such shares shall have been deposited in trust with the Tender and Paying Agent for that purpose. VRDP Shares held by the Fund shall not have any voting rights or be deemed to be Outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

       6. Minimum VRDP Asset Coverage.

              The Fund shall maintain, as of the last
              Business Day of each month in which any
              VRDP Share is Outstanding, the Minimum
              VRDP Asset Coverage.

       7. VRDP Basic Maintenance Amount.

              (a) So long as VRDP Shares are
outstanding, the Fund shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) Moodys Eligible Assets having an aggregate Discounted Value equal to or greater than the VRDP Basic
Maintenance Amount (if Moodys is then
rating the VRDP Shares), (ii) S&P Eligible
Assets having an aggregate Discounted Value equal to or greater than the VRDP Basic
Maintenance Amount (if S&P is then rating the VRDP Shares), and (iii) Other Rating
Agency Eligible Assets having an aggregate
Discounted Value equal to or greater than the VRDP Basic Maintenance Amount (if any
Other Rating Agency is then rating the VRDP
Shares).

              (b) The Fund shall deliver to each
Rating Agency which is then rating VRDP
Shares and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency
Guidelines regarding Minimum VRDP Asset
Coverage, VRDP Basic Maintenance Amount
and/or related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines (each, a
Rating Agency Certificate ).  A failure by the
Fund to deliver a Rating Agency Certificate with respect to the VRDP Basic Maintenance
Amount shall be deemed to be delivery of a Rating Agency Certificate indicating the
Discounted Value for all assets of the Fund is less than the VRDP Basic Maintenance
Amount, as of the relevant Valuation Date.

       8. Restrictions on Dividends and Other
Distributions.

              (a) Dividends on Preferred Shares
Other Than VRDP.

              Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or Series of stock of the Fund ranking, as to the payment of dividends, on a parity with VRDP Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each Series of VRDP through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each Series of VRDP through its most recent Dividend Payment Date or upon the shares of any other class or Series of stock of the Fund ranking on a parity as to the payment of dividends with VRDP Shares through their most recent respective dividend payment dates, all dividends declared upon VRDP Shares and any other such class or Series of stock ranking on a parity as to the payment of dividends with VRDP Shares shall be declared pro rata so that the amount of dividends declared per share on VRDP
              Shares and such other class or Series of stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the VRDP Shares and such other class or Series of stock bear to each other (for purposes of this sentence, the amount of dividends declared per VRDP Share shall be based on the Applicable Rate for such share for the Dividend Periods during which dividends were not paid in full).

              (b) Dividends and Other Distributions
With Respect to Common Shares Under
the 1940 Act.

              The Board of Directors shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or dividend, distribution or purchase price, as the case may be.

              (c) Other Restrictions on Dividends
and Other Distributions.

              For so long as any VRDP Share is
              outstanding, and except as set forth in
              paragraph (a) of this Section 8 and
              paragraph (c) of Section 11 of this Part I, (A) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Fund ranking junior to or on a parity with the VRDP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Fund ranking junior to or on a parity with VRDP as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each Series of VRDP through its most recently ended
              Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Tender and Paying Agent and (ii) the Fund has redeemed the full number of VRDP
              Shares required to be redeemed by any
              provision for mandatory redemption
              pertaining thereto, and (B) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Fund ranking junior to VRDP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moodys Eligible Assets (if Moodys is then rating the VRDP Shares) and S&P Eligible Assets (if
              S&P is then rating the VRDP Shares) would each at least equal the VRDP Basic
              Maintenance Amount.

       9. Rating Agency Restrictions.

              For so long as any VRDP Shares are
              Outstanding and any Rating Agency is then rating the VRDP Shares, the Fund will not engage in certain proscribed transactions set forth in the Rating Agency Guidelines, unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to a Series of VRDP.

       10. Redemption.

              (a) Optional Redemption.

              (i) Subject to the provisions of
paragraph (iv) of this paragraph (a),
VRDP of any Series may be
redeemed, at the option of the Fund,
at any time, as a whole or from time
to time in part, out of funds legally
available therefor, at a Redemption
Price per share equal to the sum of
$100,000 plus an amount equal to
accumulated but unpaid dividends
thereon (whether or not earned or
declared) to, but not including, the
date fixed for redemption; provided,
however, that (1) shares of a Series
of VRDP may not be redeemed in
part if after such partial redemption
fewer than 50 shares of such Series
remain outstanding; (2) shares of a
Series of VRDP are not redeemable
by the Fund during the Initial Rate
Period; and (3) subject to
subparagraph (ii) of this paragraph
(a), the Notice of Special Rate Period
relating to a Special Rate Period of
shares of a Series of VRDP, as
delivered to the Remarketing Agent
and filed with the Secretary of the
Fund, may provide that shares of
such Series shall not be redeemable
during the whole or any part of such
Special Rate Period or shall be
redeemable during the whole or any
part of such Special Rate Period only
upon payment of such redemption
premium or premiums as shall be
specified therein ( Special
Redemption Provisions ).

              (ii) A Notice of Special Rate
Period relating to shares of a Series
of VRDP for a Special Rate Period
thereof may contain Special
Redemption Provisions only if the
Funds Board of Directors, after
consultation with the Remarketing
Agent and the Liquidity Provider,
determines that such Special
Redemption Provisions are in the
best interest of the Fund.

              (iii) If fewer than all of the
outstanding shares of a Series of
VRDP are to be redeemed pursuant
to subparagraph (i) of this paragraph
(a), the number of shares of such
Series to be redeemed shall be
selected either pro rata from the
Holders of shares of such Series in
proportion to the number of shares of
such Series held by such Holders or
by lot or in such manner as the Funds
Board of Directors may determine to
be fair and equitable.  The Funds
Board of Directors will have the full
power and authority to prescribe the
terms and conditions upon which
VRDP Shares will be redeemed from
time to time.

              (iv) The Fund may not on any
date send a Notice of Redemption
pursuant to paragraph (c) of this
Section 10 in respect of a redemption
contemplated to be effected pursuant
to this paragraph (a) unless on such
date (a) the Fund has available
Deposit Securities with maturity or
tender dates not later than the day
preceding the applicable redemption
date and having a value not less than
the amount (including any applicable
premium) due to Holders of VRDP
Shares by reason of the redemption
of such shares on such redemption
date and (b) the Discounted Value of
Moodys Eligible Assets (if Moodys
is then rating the VRDP Shares) and
the Discounted Value of S&P
Eligible Assets (if S&P is then rating
the VRDP Shares) each at least
equals the VRDP Basic Maintenance
Amount, and would at least equal the
VRDP Basic Maintenance Amount
immediately subsequent to such
redemption if such redemption were
to occur on such date.  For purposes
of determining in clause (b) of the
preceding sentence whether the
Discounted Value of Moodys
Eligible Assets at least equals the
VRDP Basic Maintenance Amount,
the Moodys Discount Factors
applicable to Moodys Eligible Assets
shall be determined by reference to
the first Exposure Period longer than
the Exposure Period then applicable
to the Fund, as described in the
definition of Moodys Discount
Factor herein.

              (b) Mandatory Redemption.

(i) The Fund shall redeem all
Outstanding VRDP Shares on March 1, 2040, at a Redemption Price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, such date. The Fund also shall redeem, at a Redemption Price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but excluding) the date fixed by the Board of Directors for redemption, certain of the VRDP Shares, if the Fund fails to have either Moodys Eligible
Assets (if Moodys is then rating the VRDP
Shares) with a Discounted Value, S&P
Eligible Assets (if S&P is then rating the VRDP Shares) with a Discounted Value, or
Other Rating Agency Eligible Assets (if any
Other Rating Agency is then rating the VRDP
Shares) with a Discounted Value greater than or equal to the VRDP Basic Maintenance
Amount, or fails to maintain the Minimum
VRDP Asset Coverage in accordance with
this Statement, and such failure is not cured on or before the VRDP Basic Maintenance
Cure Date or the Minimum VRDP Asset
Coverage Cure Date, as the case may be. The number of VRDP Shares to be redeemed shall be equal to the lesser of (i) the minimum number of VRDP Shares, together with all other Preferred Shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the applicable
Cure Date, would result in the Funds having each of Moodys Eligible Assets (if Moodys is then rating the VRDP Shares) with a Discounted Value, S&P Eligible Assets (if
S&P is then rating the VRDP Shares) with a Discounted Value and Other Rating Agency
Eligible Assets (if any Other Rating Agency is then rating the VRDP Shares) with a Discounted Value greater than or equal to the VRDP Basic Maintenance Amount or maintaining the Minimum VRDP Asset
Coverage on the applicable Cure Date
(provided, however, that if there is no such minimum number of VRDP Shares and other
Preferred Shares the redemption or retirement of which would have such result, all VRDP
Shares and Preferred Shares then outstanding shall be redeemed), and (ii) the maximum number of VRDP Shares, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Articles and applicable law. In determining the VRDP Shares required to be redeemed in accordance with the foregoing, the Fund shall allocate the number required to be redeemed to satisfy the VRDP Basic Maintenance Amount or the
Minimum VRDP Asset Coverage, as the case may be, pro rata among VRDP Shares and other Preferred Shares (and, then, pro rata among each Series of VRDP) subject to redemption or retirement. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be earlier than 10 days nor later than 40 days after the applicable Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of VRDP Shares and other Preferred
Shares which are subject to redemption or retirement or the Fund otherwise is unable as a result of applicable law to effect such redemption on or prior to 40 days after the applicable Cure Date, the Fund shall redeem those VRDP Shares and other Preferred
Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. Except in the case of a Failed Remarketing Condition-Purchased
VRDP Shares Redemption, as described
below, if fewer than all of the outstanding shares of a Series of VRDP are to be redeemed pursuant to this paragraph (b), the number of shares of such Series to be redeemed shall be redeemed pro rata, by lot or other fair method, from the Holders of shares of such Series in proportion to the number of shares of such Series held by such Holders.

              (ii) (A)	In accordance with this
              Statement and if then required
              pursuant to the VRDP Fee
              Agreement, if the Liquidity Provider
              acquires any VRDP Shares pursuant
              to the Purchase Obligation and
              continues to be the beneficial owner
              for federal income tax purposes of
              such Purchased VRDP Shares for a
              period of six months during which
              such Purchased VRDP Shares cannot
              be successfully remarketed (i.e., a
              Failed Remarketing Condition-
              Purchased VRDP Shares shall have
              occurred and be continuing for such
              period of time with respect to such
              Purchased VRDP Shares), the Fund
              shall effect a Failed Remarketing
              Condition-Purchased VRDP Shares
              Redemption; provided, that, as of the
              date of redemption: (i) to the extent
              any VRDP Shares are Outstanding
              and held by Persons other than the
              Liquidity Provider, the Purchase
              Obligation of the Liquidity Provider
              whose VRDP Shares are subject to
              the Failed Remarketing Condition-
              Purchased VRDP Shares
              Redemption remains in effect to the
              extent required by, and in accordance
              with, the VRDP Purchase Agreement
              to which such Liquidity Provider is a
              party, and (ii) to the extent (a) any
              VRDP Shares are Outstanding and
              held by Persons other than the
              Liquidity Provider and (b) the
              Purchase Obligation of the Liquidity
              Provider whose VRDP Shares are
              subject to the Failed Remarketing
              Condition-Purchased VRDP Shares
              Redemption remains in effect to the
              extent required by, and in accordance
              with, the VRDP Purchase Agreement
              to which such Liquidity Provider is a
              party, the Liquidity Provider whose
              VRDP Shares are subject to the
              Failed Remarketing Condition-
              Purchased VRDP Shares
              Redemption shall have made written
              affirmation to the Fund not later than
              the Business Day immediately
              preceding the Redemption Date to
              the effect that the Liquidity Provider
              is in compliance with the Purchase
              Obligation in accordance with its
              terms.  Notwithstanding the
              foregoing proviso, any failure or
              delay by the Liquidity Provider
              whose VRDP Shares are subject to
              the Failed Remarketing Condition-
              Purchased VRDP Shares
              Redemption to deliver the
              affirmation referred to in the
              foregoing proviso shall not relieve
              the Fund of its obligation to
              effectuate a Failed Remarketing
              Condition-Purchased VRDP Shares
              Redemption and shall only result in a
              delay by the Fund to effectuate a
              Failed Remarketing Condition-
              Purchased VRDP Shares
              Redemption until one (1) Business
              Day following the date that such
              Liquidity Provider delivers such
              affirmation.  The six-month holding
              period for Purchased VRDP Shares
              acquired and held as a result of a
              continuing Failed Remarketing
              Condition-Purchased VRDP Shares
              shall be determined by the Fund on a
              first-in, first-out basis.  The Fund
              shall effect a Failed Remarketing
              Condition-Purchased VRDP Shares
              Redemption on the date fixed by the
              Fund therefor, which date shall not
              be later than three Business Days
              after the expiration of the six-month
              period, except that if the Fund does
              not have funds legally available for
              the redemption of all of the required
              number of Purchased VRDP Shares
              which are subject to the Failed
              Remarketing Condition-Purchased
              VRDP Shares Redemption or the
              Fund otherwise is unable as a result
              of applicable law to effect such
              redemption on or prior to three
              Business Days after the expiration of
              the six-month period, the Fund shall
              redeem those VRDP Shares which it
              was unable to redeem on the earliest
              practicable date on which it is able to
              effect such redemption.

              (B) 	Upon the occurrence and
              continuance of a Failed Remarketing
              Condition-Purchased VRDP Shares
              with respect to any VRDP Shares, by
              the fifth Business Day following
              delivery of notice thereof from the
              Liquidity Provider in accordance
              with the VRDP Fee Agreement, the
              Fund shall cause the Custodian to
              segregate, by means of appropriate
              identification on its books and
              records or otherwise in accordance
              with the Custodians normal
              procedures, from the other assets of
              the Fund (a  Liquidity Account )
              Liquidity Account Investments with
              a Market Value equal to at least
              110% of the Liquidation Preference
              of such Purchased VRDP Shares.  If,
              while the Failed Remarketing
              Condition-Purchased VRDP Shares
              with respect to such Purchased
              VRDP Shares is continuing, the
              aggregate Market Value of the
              Liquidity Account Investments
              included in the Liquidity Account for
              such Purchased VRDP Shares as of
              the close of business on any Business
              Day is less than 110% of the
              Liquidation Preference of such
              Purchased VRDP Shares, then the
              Fund shall cause the Custodian and
              the Investment Adviser to take all
              such necessary actions, including
              segregating additional assets of the
              Fund as Liquidity Account
              Investments, so that the aggregate
              Market Value of the Liquidity
              Account Investments included in the
              Liquidity Account for such
              Purchased VRDP Shares is at least
              equal to 110% of the Liquidation
              Preference of such Purchased VRDP
              Shares not later than the close of
              business on the next succeeding
              Business Day.  With respect to assets
              of the Fund segregated as Liquidity
              Account Investments, the Investment
              Adviser, on behalf of the Fund, shall
              be entitled to instruct the Custodian
              with a copy to the Liquidity Provider
              on any date to release any Liquidity
              Account Investments with respect to
              any Purchased VRDP Shares from
              such segregation and to substitute
              therefor other Liquidity Account
              Investments, so long as (x) the assets
              of the Fund segregated as Liquidity
              Account Investments with respect to
              such Purchased VRDP Shares at the
              close of business on such date have a
              Market Value equal to 110% of the
              Liquidation Preference of such
              Purchased VRDP Shares and (y) the
              assets of the Fund designated and
              segregated as Deposit Securities at
              the close of business on such date
              have a Market Value equal to the
              Liquidity Requirement (if any)
              determined in accordance with
              paragraph (C) below with respect to
              such Purchased VRDP Shares for
              such date.  The Fund shall cause the
              Custodian not to permit any lien,
              security interest or encumbrance to
              be created or permitted to exist on or
              in respect of any Liquidity Account
              Investments included in the Liquidity
              Account for any Purchased VRDP
              Shares, other than liens, security
              interests or encumbrances arising by
              operation of law and any lien of the
              Custodian with respect to the
              payment of its fees or repayment for
              its advances.

(C) Subject to notice having
been received as referred to in
subsection (B) above, the Market
Value of the Deposit Securities held
in the Liquidity Account for any
Purchased VRDP Shares, from and
after the day (or if such day is not a
Business Day, the next succeeding
Business Day) preceding the
expiration of the six-month period
for the Failed Remarketing
Condition-Purchased VRDP Shares
applicable to such Purchased VRDP
Shares (which, for the avoidance of
doubt, may result in multiple six
month periods, each in respect of a
Failed Remarketing Condition-
Purchased VRDP Shares in respect
of applicable Purchased VRDP
Shares) specified in the table set
forth below, shall not be less than the
percentage of the Liquidation
Preference for such Purchased
VRDP Shares set forth below
opposite such day (the  Liquidity
Requirement ), but in all cases
subject to the cure provisions of
paragraph (D) below:

<c>Number of Days*
Preceding
<c>Value of Deposit Securities
as Percentage of Liquidation Preference
135
20%
105
40%
75
60%
45
80%
15
100%
*	Or if such day is not a Business Day, the next succeeding Business Day

              (D)	If the aggregate Market
              Value of the Deposit Securities
              included in the Liquidity Account for
              any Purchased VRDP Shares as of
              the close of business on any Business
              Day is less than the Liquidity
              Requirement in respect of such
              Purchased VRDP Shares for such
              Business Day, then the Fund shall
              cause the segregation of additional or
              substitute Deposit Securities in
              respect of the Liquidity Account for
              such Purchased VRDP Shares, so
              that the aggregate Market Value of
              the Deposit Securities included in the
              Liquidity Account for such
              Purchased VRDP Shares is at least
              equal to the Liquidity Requirement
              for such Purchased VRDP Shares not
              later than the close of business on the
              next succeeding Business Day.

              (E)	The Deposit Securities
              included in the Liquidity Account for
              any Purchased VRDP Shares may be
              applied by the Fund, in its discretion,
              towards payment of the Redemption
              Price for such Purchased VRDP
              Shares.  Upon the earlier to occur of
              (x) the successful remarketing of the
              Purchased VRDP Shares or (y) the
              deposit by the Fund with the Tender
              and Paying Agent with arrangements
              satisfactory to the Liquidity Provider
              of Deposit Securities having an
              initial combined Market Value
              sufficient to effect the redemption of
              such Purchased VRDP Shares on the
              Redemption Date for such Purchased
              VRDP Shares, the requirement of the
              Fund to maintain a Liquidity
               Account for such Purchased VRDP
              Shares as contemplated by this
              Section 10(b)(ii) shall lapse and be
              of no further force and effect.

(F) The provisions of
paragraphs (A) through (E) of this
Section 10(b)(ii) may be amended by
the Board of Directors, by resolution
duly adopted, without shareholder
approval in order to conform to the
terms of a VRDP Fee Agreement or
as otherwise necessary or desirable
in the judgment of the Board of
Directors, provided that the Board of
Directors receives the prior written
consent of the Liquidity Provider and
written confirmation from each
Rating Agency, as applicable, that
any such amendments would not
adversely affect the rating then
assigned by such Rating Agency to
the VRDP Shares.

(ii) At least six months prior to
the scheduled mandatory Redemption Date of March 1, 2040 specified in Section 10(b)(i) above, if any VRDP Shares then remain
Outstanding, the Fund shall cause the
Custodian to segregate in a Liquidity Account
(but without duplication of any Liquidity
Account then in effect pursuant to Section
10(b)(ii) above), by means of appropriate identification on its books and records or otherwise in accordance with the Custodians normal procedures, from the other assets of the Fund, Liquidity Account Investments with a Market Value equal to at least 110% of the Liquidation Preference of the then
Outstanding VRDP Shares. The Fund shall maintain such Liquidity Account in accordance with Section 10(b)(ii)(B), (C) and (D) above and comply with the requirements set forth therein with respect to Liquidity Account Investments and the
Liquidity Requirement; provided, that for purposes of this Section 10(b)(iii) all references therein to Purchased VRDP Shares shall be deemed to be to all Outstanding
VRDP Shares, all references therein to the Failed Remarketing Condition-Purchased
VRDP Shares or the related six-month period shall be deemed to be to the six-month period preceding the scheduled mandatory
Redemption Date of March 1, 2040, and the references to notice by the Liquidity Provider shall not be applicable. The Deposit
Securities included in the Liquidity Account for the Outstanding VRDP Shares may be applied by the Fund, in its discretion, towards payment of the Redemption Price for the Outstanding VRDP Shares. Upon the deposit by the Fund with the Tender and Paying
Agent with arrangements satisfactory to the Liquidity Provider of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the Outstanding VRDP Shares on the March 1,
2040 Redemption Date for the Outstanding
VRDP Shares, the requirement of the Fund to maintain a Liquidity Account for the Outstanding VRDP Shares as contemplated by this Section 10(b)(iii) shall lapse and be of no further force and effect.

              (c) Notice of Redemption.

              If the Fund shall determine or be required to redeem, in whole or in part, shares of a Series of VRDP pursuant to paragraph (a) or (b)(i) of this Section 10, the Fund will send a notice of redemption (the Notice of Redemption ), by Electronic Means (or by first class mail, postage prepaid, in the case where the VRDP Shares are in physical form), to Holders thereof and the Liquidity Provider or, in the case of a redemption pursuant to paragraph
              (b)(ii) of this Section 10, only to the Liquidity Provider, or request the Tender and Paying
              Agent, on behalf of the Fund to promptly do so by Electronic Means (or by first class mail, postage prepaid, in the case where the VRDP Shares are in physical form) so long as the Notice of Redemption is furnished by the Fund to the Tender and Paying Agent in electronic format at least five (5) Business
              Days prior to the date a Notice of Redemption is required to be delivered to the Holders, unless a shorter period of time shall be acceptable to the Tender and Paying Agent.
              A Notice of Redemption shall be sent to
              Holders not less than 10 days prior to the date fixed for redemption in such Notice of Redemption (the Redemption Date ). Each such Notice of Redemption shall state: (i) the Redemption Date; (ii) the number of VRDP
              Shares to be redeemed and the Series
              thereof; (iii) the CUSIP number for VRDP
              Shares of such Series; (iv) the Redemption
              Price; (v) the place or places where the certificate(s), if any, for such VRDP Shares (properly endorsed or assigned for transfer, if the Board of Directors requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the VRDP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (vii) the provisions of this Statement under which such redemption is made. If fewer than all VRDP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of VRDP Shares to be redeemed from such Holder. The Fund may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to this Statement that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

              (d) No Redemption Under Certain
Circumstances.

              Notwithstanding the provisions of
              paragraphs (a) or (b) of this Section 10, if any dividends on shares of a Series of VRDP
              (whether or not earned or declared) are in arrears, no shares of such Series shall be redeemed unless all outstanding shares of such Series are simultaneously redeemed, and the Fund shall not purchase or otherwise acquire any shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of such Series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all outstanding shares of such Series.

              (e) Absence of Funds Available for
 Redemption.

              To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Articles and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem VRDP Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Fund shall have failed, for any reason whatsoever, to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been sent; provided, however, that the foregoing shall not apply in the case of the Funds failure to deposit in trust with the Tender and Paying Agent the Redemption
              Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Fund may not have redeemed VRDP Shares for which a Notice of Redemption has been provided, dividends may be declared and paid on VRDP Shares and shall include those VRDP Shares for which a Notice of Redemption has been provided.

              (f) Tender and Paying Agent as
Trustee of Redemption Payments by Fund.

              All moneys paid to the Tender and Paying
              Agent for payment of the Redemption Price of VRDP Shares called for redemption shall be held in trust by the Tender and Paying
              Agent for the benefit of Holders of shares so to be redeemed.

              (g) Deposit with the Tender and
Paying Agent; Shares for Which Notice of
Redemption Has Been Given Are No
Longer Outstanding.

              Provided a Notice of Redemption has been
               provided pursuant to paragraph (c) of this
              Section 10, not later than 12:00 noon, New
              York City time, on a Business Day not less than ten (10) Business Days preceding the redemption date specified in such notice, the Fund shall irrevocably deposit with the Tender and Paying Agent an aggregate amount of Deposit Securities in an amount equal to the Redemption Price to be paid on the redemption date for the VRDP Shares that are subject to such notice. Provided a Notice of Redemption has been provided pursuant to paragraph (c) of this Section 10, upon the deposit with the Tender and Paying Agent of Deposit Securities in an amount equal to the Redemption Price to be paid on the redemption date for the VRDP Shares that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding, except as noted below with respect to the VRDP Purchase Agreement, for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in paragraph (e)(i) of Section 2 of this Part I and in Section 3 of Part I of this Statement. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Tender and Paying Agent to the Holders of VRDP Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Tender and Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Tender and Paying Agent in excess of (i) the aggregate Redemption Price of the VRDP
              Shares called for redemption on such date and (ii) all other amounts to which Holders of VRDP Shares called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of VRDP Shares so called for redemption may look only to the Fund for payment of the Redemption Price and all other amounts to which they may be entitled.
              The Fund shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited. Notwithstanding the foregoing,
              VRDP Shares will be deemed to be
              Outstanding for purposes of the VRDP
              Purchase Agreement until redeemed by the Fund.

              (h) Compliance With Applicable Law.

              In effecting any redemption pursuant to this
              Section 10, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Minnesota law, but shall effect no redemption except in accordance with the 1940 Act and any applicable Minnesota law.

              (i) Only Whole VRDP Shares May Be
Redeemed.

              In the case of any redemption pursuant to this
              Section 10, only whole VRDP Shares shall be redeemed, and in the event that any provision of the Articles would require redemption of a fractional share, the Remarketing Agent shall be authorized to round up so that only whole shares are redeemed.

              (j) Modification of Redemption
Procedures.

              Notwithstanding the foregoing provisions of this Section 10, the Fund may, in its sole discretion, modify the procedures set forth above with respect to notification of redemption for the VRDP Shares, provided that such modification does not materially and adversely affect the Holders of the VRDP
              Shares or cause the Fund to violate any law, rule or regulation; and provided further that no such modification shall in any way alter the obligations of the Tender and Paying
              Agent without its prior written consent.
              Furthermore, if in the sole discretion of the Board of Directors, after consultation with counsel, modification of the foregoing redemption provisions are permissible under the rules and regulations or interpretations of the SEC and the Code with respect to the redemption of VRDP Shares owned by the Liquidity Provider, the Board of Directors, without shareholder approval, by resolution may modify such redemption procedures.

       11. Liquidation Rights.

              (a) Ranking.

              The shares of a Series of VRDP shall rank on a parity with each other, with shares of any other Series of VRDP and with shares of any other Series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

              (b) Distributions Upon Liquidation.

              Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of
              VRDP Shares then outstanding shall be
              entitled to receive and to be paid out of the assets of the Fund available for distribution to its shareholders, before any payment or distribution shall be made on the Common
              Shares or on any other class of shares of the Fund ranking junior to the VRDP Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds, together with any payments required to be made pursuant to
              Section 3 of Part I of this Statement in connection with the liquidation of the Fund. After the payment to the Holders of the VRDP Shares of the full preferential amounts provided for in this paragraph (b), the Holders of VRDP Shares as such shall have no right or claim to any of the remaining assets of the Fund.

              (c) Pro Rata Distributions.

              In the event the assets of the Fund available for distribution to the Holders of VRDP
              Shares upon any dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (b) of this Section 11, no such distribution shall be made on account of any shares of any other class or Series of Preferred Shares ranking on a parity with the VRDP Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the VRDP Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

              (d) Rights of Junior Shares.

              Subject to the rights of the holders of shares of any Series or class or classes of shares ranking on a parity with the VRDP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the VRDP Shares as provided in paragraph (b) of this
              Section 11, but not prior thereto, any other
              Series or class or classes of shares ranking junior to the VRDP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the VRDP Shares shall not be entitled to share therein.

              (e) Certain Events Not Constituting
Liquidation.

              Neither the sale of all or substantially all the property or business of the Fund, nor the merger, consolidation or reorganization of the Fund into or with any business or statutory trust, corporation or other entity nor the merger, consolidation or reorganization of any business or statutory trust, corporation or other entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 11.

       12. Purchase Obligation.

              As long as VRDP Shares are Outstanding, the Fund shall maintain a VRDP Purchase
              Agreement providing for a Purchase
              Obligation with a Liquidity Provider with short-term debt ratings in one of the two highest ratings categories from the Requisite NRSROs or such other short-term debt ratings as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act on an ongoing basis to the extent that the Fund can do so on a commercially reasonable basis as determined in the sole discretion of the Board of Directors. If the Fund maintains a VRDP Purchase Agreement providing a Purchase Obligation, the provision herein relating to the Liquidity Provider shall be operative and the following shall apply:

              (a) The Fund shall notify, or cause the
Tender and Paying Agent to notify, Holders by Electronic Means, or by first class mail, postage prepaid, in the case in which VRDP
Shares are in physical form, (A) in the event of a Mandatory Tender Event or Mandatory
Purchase Event, (B) upon at least seven days prior notice in the event that there is a substitute Liquidity Provider (including, but not limited to, as to the Liquidity Provider, its consolidation, amalgamation with, or merger with or into another entity, or the transfer of all or substantially all of the Liquidity
Providers assets to another entity), or (C) any downgrade in the rating of the VRDP Shares or the Liquidity Provider by an NRSRO then rating the VRDP Shares or Liquidity
Provider.

              (b) In the event of a Failed Remarketing
Condition, the Fund will require in the Tender and Paying Agent Agreement that the Tender and Paying Agent will notify the Fund and Holders by telephone or Electronic Means, or by first class mail, postage prepaid, in the case in which VRDP Shares are in physical form of such Failed Remarketing Condition.

              (c) Each VRDP Share shall be subject to
Tender to the Tender and Paying Agent for Remarketing on the related Purchase Date, or in the event (i) no Remarketing occurs or (ii) pursuant to an attempted Remarketing shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent
Remarketing prior to the Purchase Date) to the Liquidity Provider for purchase on such Purchase Date pursuant to a Final Notice of Purchase. If there is no Tender and Paying
Agent or the Tender and Paying Agent does not perform such obligation pursuant to the VRDP Purchase Agreement, Beneficial
Owners and their Agent Members shall have the right to tender their VRDP Shares directly to the Liquidity Provider pursuant to a Final
Notice of Purchase. In the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not, or in the reasonable judgment of the Fund will not, perform its obligations under the VRDP
Purchase Agreement, the Fund (i) upon
becoming aware thereof, shall promptly
notify the Liquidity Provider, the
Remarketing Agent and Holders by Electronic
Means of such event, and (ii) so long as such event is continuing, shall use its best efforts to direct the Remarketing Agent to forward, concurrently with the delivery thereof to the Liquidity Provider or as promptly as practicable thereafter, any Remarketing
Notice to each Beneficial Owner or Holder tendering VRDP Shares that are the subject of such notice.

              (d) The Fund will require in the Tender
and Paying Agent Agreement that, pursuant to a Tender, VRDP Shares that are not sold in a Remarketing will be tendered by the Tender and Paying Agent to the Liquidity Provider for payment of the Purchase Price on the Purchase Date pursuant to the VRDP
Purchase Agreement.

              (e) Except as set forth in Section
10(b)(ii) of Part I of this Statement in connection with a mandatory redemption of VRDP Shares, the Fund shall have no obligation to purchase VRDP Shares acquired by the Liquidity Provider pursuant to the VRDP Purchase Agreement or otherwise.

              (f) VRDP Shares are subject to
Mandatory Purchase by the Liquidity
Provider upon the occurrence of a Mandatory
Purchase Event.  Promptly following the
occurrence of a Mandatory Purchase Event, and in any event within three (3) Business
Days thereafter, the Fund, or the Tender and Paying Agent at the direction of the Fund
(provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the
Fund), shall provide a Mandatory Purchase
Notice by Electronic Means to Holders and the Liquidity Provider, specifying a
Mandatory Purchase Date for all Outstanding
VRDP Shares. The Mandatory Purchase Date shall not be later than seven days following the date a Mandatory Purchase Notice is sent to Holders by Electronic Means, and in any event shall be not later than the Business Day immediately preceding the termination of the VRDP Purchase Agreement. Any notice given in respect of a Mandatory Purchase under this Statement shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice. Upon the occurrence of a Mandatory Purchase Event, all Outstanding VRDP Shares automatically shall be subject to Mandatory Purchase by the Liquidity Provider at the Purchase Price on the Mandatory Purchase Date, including any VRDP Shares tendered pursuant to an Optional Tender and Mandatory Tender for which the Purchase Date has not yet occurred.

              (g) In the event VRDP Shares are issued
in certificated form and a Holder fails to deliver such VRDP Shares to which a Mandatory Purchase relates, on or prior to the Mandatory Purchase Date, the Holder of such
VRDP Shares will not be entitled to any
payment (including any accumulated but
unpaid dividends thereon, whether or not earned or declared) other than the Purchase
Price of such undelivered VRDP Shares as of the scheduled Purchase Date. Any such undelivered VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered
VRDP Shares.  Any moneys held by the
Tender and Paying Agent for the purchase of undelivered VRDP Shares shall be held in a separate account, shall not be invested, and shall be held for the exclusive benefit of the Holder of such undelivered VRDP Shares.
The undelivered VRDP Shares shall be
deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase
Price), and the Fund will issue to the
purchaser replacement VRDP Share
certificates.

              (h) The Fund shall use its best efforts to engage at all times a Tender and Paying
Agent to perform the duties specified in this Statement, the Tender and Paying Agent
Agreement and the VRDP Purchase
Agreement with respect to the Tender and Paying Agent.

              The provisions of paragraphs (a) through (g) of this Section 12 may be amended by the Board of Directors, by resolution duly adopted, without shareholder approval in order to conform to a VRDP Purchase
              Agreement providing a Purchase Obligation.

       13. Miscellaneous.

              (a) Amendment of or Supplements to
this Statement.

              Subject to the provisions of Section 9 of Part I of this Statement, the Board of Directors may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Statement or required by applicable law), amend or supplement this Statement to (1) reflect any amendments or supplements hereto which the Board of Directors is entitled to adopt pursuant to the terms of this Statement without shareholder approval or (2) designate additional Series of VRDP (and terms relating thereto). Each such additional Series shall be governed by the terms of this Statement as so amended or supplemented.

              (b) No Fractional Shares.

              No fractional VRDP Shares shall be issued.

              (c) Status of VRDP Shares Redeemed,
Exchanged or Otherwise Acquired by the Fund.

VRDP Shares which are redeemed, exchanged or otherwise acquired by the Fund shall return to the status of authorized and unissued Preferred Shares without designation as to series, provided, however, that any VRDP Shares which are provisionally delivered by the Fund to or for the account of an agent of the Fund or to or for the account of a purchaser of the VRDP Shares, but for which final payment is not received by the Fund, shall return to the status of authorized and unissued VRDP Shares.

              (d) Purchase Obligation Part of VRDP
Shares.

Each Holder and Beneficial Owner, by virtue of acquiring
VRDP Shares, is deemed to have agreed, for U.S. federal income tax purposes, to treat the Purchase Obligation as part of the VRDP Shares rather than as a separate property right.

              (e) Treatment of VRDP Shares as
 Stock.

Each Holder and Beneficial Owner, by virtue of acquiring
VRDP Shares, is deemed to have agreed, for U.S. federal income tax purposes, to treat the VRDP Shares as stock in the Fund.

              (f) Board May Resolve Ambiguities.

              To the extent permitted by applicable law, the Board of Directors may interpret or adjust the provisions of this Statement to resolve any inconsistency or ambiguity or to remedy any with respect to any Series of VRDP prior to the issuance of shares of such series.

              (g) Headings Not Determinative.

              The headings contained in this Statement are for convenience of reference only and shall not affect the meaning or interpretation of this Statement.

              (h) Notices.

              All notices or communications, unless
              otherwise specified in the By-laws of the
              Fund or this Statement, shall be sufficiently
               given if in writing and delivered in person,
              by Electronic Means or mailed by first-class
              mail, postage prepaid.

PART III
PART IV
       1. Remarketing Procedures.

              (a) Pursuant to an Optional Tender,
Beneficial Owners may elect to tender their VRDP Shares (in denominations of $100,000 and integral multiples thereof) for purchase at the Purchase Price on the Purchase Date designated in the Notice of Tender (or if such day is not a Business Day, on the next succeeding Business Day). Each Notice of
Tender shall be irrevocable (except as
described below) and effective upon receipt and shall:
              (b)
(i) be delivered by a Beneficial Owner,
directly or through its Agent Member, by email transmission (or if email transmission shall be unavailable, by facsimile transmission), to the Tender and Paying
Agent not later than 2:00 p.m., New York
City time, on any Business Day;

(ii) state the series and the aggregate
number of VRDP Shares to be
purchased, the CUSIP number of the VRDP
Shares to be purchased, and the Purchase
Date and be in substantially the form of and contain such other information specified in an exhibit to the VRDP Purchase Agreement;
and

(iii) state that the tendering Beneficial
Owner acknowledges that such Beneficial
Owner is required to deliver the VRDP Shares that are the subject of a Notice of Tender (that has not been duly revoked as described below) on or before 2:00 p.m., New York
City time, on the Purchase Date.

              (c) Upon receipt of a Notice of Tender,
the Tender and Paying Agent shall provide a copy to the Liquidity Provider and the Remarketing Agent (with a copy to the Fund) as promptly as practicable by Electronic
Means, but no later than 4:00 p.m., New York
City time, on the date of receipt or deemed receipt.

              (d) Any Notice of Tender delivered to
the Tender and Paying Agent by a Beneficial
Owner or its Agent Member after 2:00 p.m., New York City time, shall be deemed to have been received by the Tender and Paying
Agent on the next succeeding Business Day, and the Purchase Date shall be adjusted such that the Purchase Date shall be the Business
Day next succeeding the date specified as the Purchase Date in the relevant Notice of Tender.

              (e) The determination of the Tender and
Paying Agent as to whether a Notice of
Tender has been properly delivered pursuant to the foregoing in paragraph (a)(i) and (ii) shall be conclusive and binding upon the Beneficial Owner and its Agent Member.

       (f) (i)  VRDP Shares are subject to
Mandatory Tender upon the occurrence of a Mandatory Tender Event.

(ii) Promptly following the
occurrence of a Mandatory Tender Event, and in any event within three (3) Business Days thereafter, the Fund, or the Tender and Paying
Agent at the direction of the Fund (provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the Fund), shall provide a Mandatory Tender Notice by Electronic Means to Holders, the
Remarketing Agent and the Liquidity
Provider, specifying a Purchase Date for all Outstanding VRDP Shares. Any notice given in respect of a Mandatory Tender under this Statement will be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

(iii) Upon the occurrence of a
Mandatory Tender Event, all Outstanding
VRDP Shares automatically shall be subject to Mandatory Tender and delivered to the Tender and Paying Agent for purchase on the designated Purchase Date by purchasers in the Remarketing in the event of a successful
Remarketing or otherwise by the Liquidity
Provider, including any VRDP Shares
previously tendered pursuant to an Optional
Tender for which the Purchase Date has not yet occurred. In the event that VRDP Shares are issued in certificated form and a Holder of VRDP Shares fails to deliver such VRDP
Shares to which a Mandatory Tender relates on or prior to the Purchase Date, the Holder of such VRDP Shares shall not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase
Price of such undelivered VRDP Shares as of the scheduled Purchase Date. Any such undelivered VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered
VRDP Shares.  Any moneys held by the
Tender and Paying Agent for the purchase of undelivered VRDP Shares will be held in a separate account by the Tender and Paying
Agent, will not be invested, and will be held for the exclusive benefit of the Holder of such undelivered VRDP Shares. The undelivered
VRDP Shares will be deemed to be no longer
Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser replacement VRDP
Share certificates.

              (g) A Beneficial Owner or its Agent
Member that delivered a Notice of Tender in connection with an Optional Tender may deliver in writing by email transmission (or if email transmission shall be unavailable, by facsimile transmission) to the Tender and Paying Agent, not later than 10:00 a.m., New
York City time, on or prior to the Business
Day immediately preceding the Purchase
Date, a notice to the effect that such
Beneficial Owner wishes to revoke its
election to tender some or all of the VRDP
Shares that were specified in such Notice of Tender to be purchased (a Notice of Revocation ). Any Notice of Revocation delivered to the Tender and Paying Agent shall be promptly delivered by Electronic
Means by the Tender and Paying Agent to the Liquidity Provider and the Remarketing
Agent (with a copy to the Fund) by 12:00 noon, New York City time, on the Business
Day immediately preceding the relevant
Purchase Date.  The Remarketing Agent
(following receipt of such Notice of
Revocation) shall notify the Tender and
Paying Agent and the Liquidity Provider of the number of VRDP Shares specified in such Notice of Revocation that are subject to an agreement of sale pursuant to a Remarketing by email transmission or facsimile transmission not later than 2:00 p.m., New
York City time, on the Business Day
immediately preceding the Purchase Date.
The Tender and Paying Agent shall deliver such notification to the Beneficial Owner or its Agent Member promptly following receipt from the Remarketing Agent, and in any event by 4:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date. Any such Notice of
Revocation shall be effective (without further action on the part of the Beneficial Owner or its Agent Member) as a revocation of the Optional Tender of the number of VRDP
Shares specified therein as being sought to be revoked, but (except as set forth below) only if and to the extent that the Remarketing
Agent has not entered into an agreement to sell such VRDP Shares. A Notice of
Revocation shall be effective as to the number of VRDP Shares specified therein as having been revoked less the number of such VRDP
Shares in respect of which the Remarketing
Agent has so notified the Tender and Paying
Agent and the Liquidity Provider that it has entered into an agreement of sale.
Notwithstanding the foregoing, tendered
VRDP Shares, if any, that remain unsold on the related Purchase Date shall be allocated by the Remarketing Agent to each Notice of Revocation received in respect of VRDP
Shares tendered for purchase on such
Purchase Date and not already satisfied in the chronological order in which each such Notice of Revocation was received by the Tender and Paying Agent, and each such Notice of Revocation shall be effective only to the extent of such allocation and availability of unsold VRDP Shares.

              (h) In connection with any Special Rate
Period designated pursuant to Section 4 of
Part I of this Statement, the Board of
Directors, without the vote or consent of any Holder of any Series of VRDP Shares but with prior written consent of the Liquidity
Provider, in the Notice of Special Rate Period relating to a Series of the VRDP Shares, as delivered to the Remarketing Agent and the Liquidity Provider, may provide for optional tender provisions relating solely to such Special Rate Period ( Special Optional Tender
Provisions ) whereby the minimum number of days notice required for an Optional Tender may exceed seven days as specified in the Special Optional Tender Provisions for such
Special Rate Period.

              (i) The Fund shall use its best efforts to engage at all times a Remarketing Agent that is a nationally recognized securities dealer with expertise in remarketing variable-rate securities to use its best efforts to find purchasers for all VRDP Shares properly tendered pursuant to a Tender.

       2. Remarketing Schedule.

              (a) In connection with any attempted
Remarketing, all tendered VRDP Shares shall be remarketed at the Purchase Price of such VRDP Shares. The calculation of the Purchase Price of the VRDP Shares that are remarketed or purchased by the Liquidity
Provider shall be made by the Remarketing
Agent in advance of such Remarketing or
purchase and, together with the details of the aggregate number and Purchase Price of remarketed VRDP Shares and the aggregate number and Purchase Price of VRDP Shares to be purchased by the Liquidity Provider pursuant to the Purchase Obligation, shall be communicated by the Remarketing Agent to the Fund, the Liquidity Provider and the Tender and Paying Agent by email transmission or facsimile transmission by
2:00 p.m., New York City time, on the
Business Day immediately preceding the
Purchase Date, as described below.  The
proceeds of any sale of any remarketed VRDP
Shares by the Remarketing Agent relating to tendered VRDP Shares shall be used for the purchase of the remarketed VRDP Shares at the Purchase Price, and the terms of the sale will provide for the wire transfer of such Purchase Price by the Remarketing Agent to be received by the Tender and Paying Agent no later than 11:00 a.m., New York City time, on the related Purchase Date for payment to the Agent Member of the Beneficial Owner, in the case of an Optional Tender, or Holder, in the case of a Mandatory Tender, tendering
VRDP Shares for sale through the Securities
Depository in immediately available funds against delivery of the tendered VRDP Shares to the Tender and Paying Agent through the Securities Depository, the delivery of such VRDP Shares to the Tender and Paying Agent through the Securities Depository no later than 2:00 p.m., New York City time, on the Purchase Date, and the re-delivery of such VRDP Shares by means of FREE delivery through the Securities Depository to the Remarketing Agent for delivery to the purchasers Agent Member through the
Securities Depository by 3:00 p.m., New
York City time, on the relevant Purchase
Date.

              (b) By 2:00 p.m., New York City time,
on the Business Day immediately preceding each Purchase Date, the Remarketing Agent shall deliver a notice to the Tender and Paying Agent and the Liquidity Provider (a
Remarketing Notice ), by email transmission or facsimile transmission, that sets forth the number of VRDP Shares, if any, that it successfully remarketed for purchase on such Purchase Date and the aggregate Purchase
Price of such sold VRDP Shares and the
number of VRDP Shares, if any, not
successfully remarketed for purchase on such Purchase Date and the aggregate Purchase
Price of such unsold VRDP Shares to be paid by the Liquidity Provider. If the Remarketing
Notice states that the Remarketing Agent has not successfully remarketed all of the VRDP
Shares to be purchased on such Purchase
Date, the Tender and Paying Agent will
promptly, and in any event not later than 4:00 p.m., New York City time, on such Business
Day, deliver by Electronic Means to the
Liquidity Provider (with a copy to the Fund) a Preliminary Notice of Purchase that, subject to delivery of the Final Notice of Purchase on the Purchase Date described below, provides for the purchase by the Liquidity Provider of the number of such VRDP Shares that the Remarketing Agent stated in the Remarketing
Notice as not having been successfully
remarketed, including the aggregate Purchase
Price of such VRDP Shares, as calculated by the Remarketing Agent. If the Remarketing
Notice states that the Remarketing Agent has not successfully remarketed all of the VRDP
Shares to be purchased on such Purchase Date
(or if remarketing proceeds for any tendered
VRDP Shares have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date), the Tender and Paying Agent will deliver by Electronic Means to the Liquidity Provider (with a copy to the Fund) by 12:00 noon, New York City time, on such Purchase Date a Final Notice of Purchase that states the number of VRDP Shares required to be purchased by the Liquidity Provider. For purposes of the Final Notice of Purchase, any tendered VRDP Shares for which remarketing proceeds have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date, shall be treated as not having been successfully remarketed and shall be required to be purchased by the Liquidity
Provider. The payment obligation of the Liquidity Provider shall equal the Purchase
Price of the VRDP Shares, stated in the Final
Notice of Purchase delivered to the Liquidity
Provider, as being required to be purchased by the Liquidity Provider.

              (c) The Liquidity Provider shall, no later than 2:00 p.m., New York City time, on a Purchase Date for any VRDP Shares, wire transfer the aggregate Purchase Price of all VRDP Shares in respect of which Final
Notices of Purchase have been delivered to it for purchase of VRDP Shares on such date, as follows: (i) in the case of a Final Notice of Purchase delivered by the Tender and Paying
Agent, by wire transfer, in immediately
available funds, to the account of the Tender and Paying Agent specified by the Tender and Paying Agent in any such Final Notice of Purchase; and (ii) in the case of a Final Notice of Purchase delivered by a Beneficial Owner or its Agent Member, in the case of an Optional Tender, or by a Holder, in the case of a Mandatory Tender, in the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations under the VRDP
Purchase Agreement and the Liquidity
Provider has received a Remarketing Notice that such VRDP Shares have not been the subject of an agreement of sale in a Remarketing and has received written notice from the Fund that there is no Tender and Paying Agent or that the Tender and Paying
Agent does not intend to perform its
obligations under the VRDP Purchase
Agreement, by payment against delivery of the VRDP Shares that are the subject of any such Final Notice of Purchase, through means of the Securities Depository in the case of VRDP Shares in the form of global securities.

              (d) Upon receipt by the Tender and
Paying Agent from the Beneficial Owner or its Agent Member, in the case of an Optional
Tender, or by the Holder, in the case of a Mandatory Tender, of tendered VRDP Shares and the payment by the Tender and Paying
Agent to such Beneficial Owner or its Agent
Member, or such Holder as the case may be, of the Purchase Price therefor on the applicable Purchase Date, the Tender and Paying Agent shall deliver to the Liquidity
Provider, by means of  FREE  delivery
through the system of the Securities
Depository, VRDP Shares in satisfaction of the Liquidity Providers Purchase Obligation on such Purchase Date. Any funds paid by the Liquidity Provider and held in the account of the Tender and Paying Agent for the payment of the Purchase Price shall be held in trust for the benefit of the Liquidity Provider until the VRDP Shares are delivered by the tendering Beneficial Owners or their Agent
Members, in the case of an Optional Tender, or by the tendering Holder, in the case of a Mandatory Tender, against payment therefor or returned to the Liquidity Provider. Any funds paid by the Remarketing Agent and held in an account of the Tender and Paying
Agent for the payment of the Purchase Price in connection with a Remarketing shall be held in trust for the benefit of the Remarketing Agent on account of purchasers purchasing in a Remarketing until the VRDP
Shares are delivered by the tendering
Beneficial Owners or their Agent Members, in the case of an Optional Tender, or by the tendering Holders, in the case of a Mandatory
Tender, against payment therefor, or returned to the Remarketing Agent on account of purchasers purchasing in a Remarketing.
Upon receipt of VRDP Shares from the
tendering Beneficial Owners or their Agent
Members, in the case of an Optional Tender, or from the tendering Holders, in the case of a Mandatory Tender, by the Tender and Paying
Agent, the Tender and Paying Agent shall pay, subject to receipt of the Purchase Price by the Tender and Paying Agent in the form of remarketing proceeds from the
Remarketing Agent, with respect to VRDP
Shares remarketed by the Remarketing Agent, or in the form of payment pursuant to the VRDP Purchase Agreement from the
Liquidity Provider, with respect to VRDP
Shares subject to purchase pursuant to the Purchase Obligation, the Purchase Price for such VRDP Shares to such tendering
Beneficial Owner, Agent Member or Holder, as the case may be. In accordance with and subject to the foregoing, the Tender and Paying Agent shall effect any such payment on the applicable Purchase Date.

              (e) Except as otherwise expressly
provided for herein, the purchase and delivery of tendered VRDP Shares in the form of global securities and their Remarketing will be accomplished in accordance with the applicable procedures of the Securities
Depository.

              (f) The Remarketing Agent and the
Tender and Paying Agent each shall use
commercially reasonable efforts to meet the timing requirements set forth above. At any time that no Purchase Obligation is in effect, any VRDP Shares unsold in a Remarketing shall be returned to the tendering Beneficial
Owners or their Agent Members, or the
tendering Holders, as the case may be, by the Tender and Paying Agent. The Remarketing
Agent may, in its sole discretion, modify the settlement procedures set forth above with respect to any Remarketing upon ten (10) days prior written notice to the Fund, the Liquidity Provider and the Tender and Paying
Agent, provided any such modification does not adversely affect the Holders, the Beneficial Owners, the Tender and Paying
Agent, the Liquidity Provider or the Fund.
The Remarketing Agent may sell VRDP
Shares for its own account outside of a
Remarketing at a price other than the Purchase Price.

       3. Determination of Applicable Rate.

              (a) The Applicable Rate shall be
determined by the Remarketing Agent on and as of each Rate Determination Date as the lowest rate under then-existing market conditions that in the Remarketing Agents sole judgment would result in the VRDP
Shares on the first day of the Subsequent Rate
Period next succeeding the Rate
Determination Date having a market value equal to the Liquidation Preference thereof
(plus accumulated but unpaid dividends
thereon, whether or not earned or declared).
Such determination shall be conclusive and binding upon the interested parties. The
Applicable Rate shall not exceed the
Maximum Rate.

              (b) The Remarketing Agent shall
establish the Applicable Rate by 5:00 p.m., New York City time, on each Rate
Determination Date to the nearest one-
thousandth (0.001) of one percent per annum for the Subsequent Rate Period. The
Applicable Rate shall be in effect from and including the first day following such Rate
Determination Date to and including the
following Rate Determination Date.  The
Remarketing Agent shall make the Applicable
Rate available after 5:00 p.m., New York City time, on the Rate Determination Date by email transmission or facsimile transmission to the Fund, the Tender and Paying Agent and the Liquidity Provider and post the Applicable Rate on Bloomberg.

              (c) In the event that the Remarketing
Agent establishes the Maximum Rate as the Applicable Rate for a Subsequent Rate
Period, the Remarketing Agent shall notify the Fund and the Tender and Paying Agent.
The Fund will require in the Tender and
Paying Agent Agreement that the Tender and
Paying Agent will notify the Liquidity
Provider and the Holders of VRDP Shares by first class mail, postage prepaid (in the case of physical shares), or Electronic Means (in the case of VRDP Shares in the form of global securities) that the Applicable Rate for the Subsequent Rate Period is the Maximum
Rate.

              (d) In the event the Remarketing Agent
does not or is unable to determine the
Applicable Rate, or if there is no Remarketing
Agent, the Applicable Rate shall be the
Maximum Rate.

              (e) In the event of a Failed Remarketing
Condition, the Applicable Rate as of the close of business on the day the Failed Remarketing
Condition first occurs will be adjusted to the Maximum Rate (with the Applicable Spread subject to adjustment as set forth in the definition of Applicable Spread) and the Maximum Rate will continue to be the Applicable Rate (i) until the first day of the next succeeding Subsequent Rate Period after a Failed Remarketing Condition no longer exists in the case of a Minimum Rate Period or a Special Rate Period of 28 Rate Period
Days or fewer, and (ii) until the first day of the next succeeding Dividend Period after the Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than 28 Rate Period Days.

       4. Failed Remarketing Condition.

       In the event of a Failed Remarketing Condition, pursuant to the Tender and Paying Agent Agreement, the Tender and Paying Agent shall promptly provide notice of a Failed Remarketing Condition, but in any event within two (2) Business Days of receipt by the Tender and Paying Agent of notice from the Fund of the occurrence of such Failed Remarketing Condition, by Electronic Means (or by first class mail, postage prepaid, in the case where the VRDP Shares are in physical form) to the Holders (with a copy to the
       Fund).

       5. Purchase of VRDP Shares by Remarketing
Agent.

       The Remarketing Agent in its sole discretion may purchase for its own account VRDP Shares in a Remarketing; however, the Remarketing Agent shall not be obligated to purchase any VRDP Shares that would otherwise remain unsold in a Remarketing.
       None of the Fund, the Tender and Paying Agent or any Remarketing Agent shall be obligated in any case to provide funds to make payment to a Beneficial Owner or its Agent Member upon such Beneficial Owners tender of its VRDP Shares in a Remarketing unless, in each case, such VRDP Shares were acquired for the account of the Fund, the Tender and Paying Agent or the Remarketing Agent.

       6. Notification of Allocations.

       Whenever the Fund intends to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on VRDP Shares, the Fund may notify the Remarketing Agent and Tender and Paying Agent of the amount to be so included (i) not later than 14 calendar days preceding the first Rate Determination Date on which the Applicable Rate for such dividend is to be established, and (ii) for any successive Rate Determination Date on which the Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding Rate Determination Date.
       Whenever such notice is received from the Fund, the Tender and Paying Agent will notify each Holder and the Remarketing Agent will notify each potential Beneficial Owner or its Agent Member. With respect to a Rate Period for which such advance notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the Rate Period. The Fund may also include such ordinary income or capital gains in a dividend on shares of a Series of VRDP without giving advance notice thereof if it increases the dividends by an additional amount calculated as if such income was a Taxable Allocation and the additional amount was a Gross-up Payment, provided the Fund will notify the Tender and Paying Agent of the additional amounts to be included in such dividend at least five Business
       Days prior to the applicable Dividend Payment Date.

       7. Transfers.

              (a) Unless otherwise permitted by the
Fund, a Beneficial Owner or Holder may sell, transfer or otherwise dispose of VRDP Shares only in whole shares and only pursuant to a Remarketing in accordance with the remarketing procedures set forth in Part II of this Statement, provided, however, that (a) a sale, transfer or other disposition of VRDP
Shares from a Beneficial Owner who holds shares through an Agent Member to another
Beneficial Owner who holds shares through the same Agent Member shall be permitted, and (b) in the case of all transfers other than pursuant to Remarketings, the Agent Member
(or other Person, if permitted by the Fund) to whom such transfer is made shall advise the Remarketing Agent. The Fund has not registered the VRDP Shares under the Securities Act. Accordingly, the VRDP
Shares are subject to restrictions on
transferability and resale and may only be purchased by and sold to qualified institutional buyers (as defined in Rule 144A under the Securities Act or any successor provision) in accordance with Rule 144A under the Securities Act or any successor provision or any exemption from registration available and otherwise in accordance with the legend set forth on the face of the VRDP
Shares.

              (b) The Investment Adviser, affiliated
persons of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act) (other than the Fund, in the case of a purchase of VRDP
Shares which are to be cancelled within 10 days of purchase by the Fund), and Persons over which the Investment Adviser, or affiliated persons of the Investment Adviser
(as defined in Section 2(a)(3) of the 1940
Act), exercise discretionary investment or voting authority (other than the Fund, in the case of a purchase of VRDP Shares which are to be cancelled within 10 days of purchase by the Fund), are not permitted to purchase
VRDP Shares without the prior written
consent of the Liquidity Provider, and any such purchases shall be void ab initio;
provided, however, that the Fund shall give prompt notice to Beneficial Owners by Electronic Means upon any of the foregoing
Persons, singly or in the aggregate, acquiring a beneficial interest in 20% or more of the VRDP Shares; provided, further, that, without regard to the preceding requirements, purchases of VRDP Shares may be made by broker-dealers that are affiliated persons of the Investment Adviser in riskless principal transactions with respect to such purchases of VRDP Shares.

              (c) If at any time the Fund is not
furnishing information to the SEC pursuant to
Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Fund shall furnish, or cause to be furnished, to holders of VRDP Shares and prospective purchasers of VRDP Shares, upon request, information with respect to the Fund satisfying the requirements of subsection (d)(4) of Rule
144A.

       8. Global Certificate.

       Prior to the commencement of a Voting Period, (i) all of the shares of a Series of VRDP outstanding from time to time shall be represented by one or more global certificates registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of shares of a Series of VRDP shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee. The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the certificates of VRDP Shares in such a manner as to comply with the requirements of Minnesota Statute
       Section 302A.429, Subd. 2, and Section 8-204 of the Uniform Commercial Code as in effect in the State of Minnesota, or any successor provisions.

       9. Terms of Certain Agreements.

       Pursuant to Minnesota Statutes, Section 302A.111,
       Subd. 7(b), this Statement incorporates the terms of certain other agreements, contracts and arrangements entered into by the Fund. As required by such provision, the Fund shall retain at its principal executive office a copy of each such agreement, contract and arrangement.


       IN WITNESS WHEREOF, Nuveen Municipal Market
       Opportunity Fund, Inc. has caused these presents to be signed as of March 29, 2010 in its name and on its behalf by its Chief Administrative Officer and attested by its Vice President and Secretary.

NUVEEN MUNICIPAL MARKET OPPORTUNITY FUND, INC.

By:
Name:
Title:

ATTEST:



Name:
Title:














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